NICHOLAS FAMILY OF FUNDS


Dear Investor:

   Enclosed is the Master Retirement Plan package for the Nicholas Master Retirement Profit Sharing and Money
   Purchase plans.

   The Internal Revenue Service has issued opinion letters approving the form of these plans. The Internal Revenue Service has categorized the Nicholas Profit Sharing and Money Purchase plans as "standardized," "paired" plans. As a result, the individual employer-sponsors are not required to apply by submitting Form 5307 to the Internal Revenue Service for a determination letter with regard to the employer's participation in the plans unless:

   1. The employer ever maintained another qualified plan for one or more employees who are covered by the Nicholas Plans, other than a specified paired plan within the meaning of Section 7 of Rev. Proc. 89-9, 1989-6 I.R.B. 14; or

   2. After December 31,1985, the employer maintains a welfare benefit fund defined in Internal Revenue Code
   Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in Code Section 419(A)(d)(3).

   If either of the two exceptions applies, the employer should request a determination letter as to whether the Nicholas Plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of the Internal Revenue Code.

   An employer who does not fall within one of the two exceptions who adopts one of the Nicholas Plans will be considered to have a plan qualified under Code Section 401 (a) provided all the terms of the plan are followed, and the eligibility requirements and contributions are not more favorable for officers, owners or highly compensated employees than for other employees.

   Employers must provide notice of the adoption (or amendment) of the Nicholas Plan(s), or if applicable as described above, of the intent to apply for a determination letter; to interested parties in accordance with the requirements of Sections 16, 17 and 18 of IRS Revenue Procedure 94-6 (or of any subsequent IRS pronouncement which may modify or supersede these sections of Rev. Proc. 94-6).

   We have enclosed a copy of the Internal Revenue Service opinion letters together with the Basic Plan Document and all related documents which have been approved by the Internal Revenue Service. Employers should complete and submit separate Participation Agreements for the profit sharing plan and the money purchase plan. We have enclosed both Participation Agreements for your use. Of course, if you intend to participate in only one of the two plans, your should complete and return only the Participation Agreement for that plan.

   We would like to remind all employers that the Nicholas Company does not provide plan administration forms or services. Forms necessary for plan administration (such as a summary Plan Description, if necessary, Beneficiary Designations and Benefit Election and Distribution Forms) must be provided by the employer or other plan administrator designated by the employer, and should be prepared in consultation with legal counsel to ensure compliance with the requirements of the Internal Revenue Code and ERISA.

   We have enclosed for all employers an explanation of the Nicholas Master Retirement Plan which answers some of the most frequently asked questions. Please keep this form for your reference. Also enclosed is a brief checklist for your use along with a list of custodian fees. If not separately included, all fees will be deducted equally from each account.

   If   you  have  any  questions  after  looking  over  the
   information enclosed, you should contact me at
      (414) 272-6133.


                         NICHOLAS FAMILY OF FUNDS


Candace L. Lesak
                                    Vice-President

                                                  12/94



NICHOLAS MASTER RETIREMENT PLAN
FOR SELF-EMPLOYED INDIVIDUALS
As Amended to January 1, 1989
Basic Plan Document Number 01





                          SECTION 1

                           PURPOSE

This Master Plan has been established by Nicholas Company, inc., for use by self-employed individuals and partnerships who wish to establish retirement plans which qualify under the Self-Employed Individuals Tax Retirement Act of 1962, as amended, and the Employee Retirement income Security Act of 1974.


                          SECTION 2

                         DEFINITIONS

  The following words and terms as used herein shall have the following meanings:

(a)  BENEFICIARY  shall  mean the  person  designated  by  a
Participant   as   his   beneficiary  on   the   Beneficiary
Designation Form, or in the absence thereof, the person designated in accordance with the procedure established by
Section  7.5.  Any  designation of a non-spouse  Beneficiary
shall   be  automatically  revoked  upon  the  marriage   or
remarriage of a Participant, and the designation of any non-spouse Beneficiary which has not been consented to in
writing   by  the  Participant's  spouse  on  a  Beneficiary
Designation Form provided by the Plan Administrator shall also be automatically evoked.
     (b)   BENEFICIARY  DESIGNATION  Form  shall  mean   the
   instrument  by  which  the  Participant  designates   his
   beneficiary.
     (c) BREAK IN SERVICE shall occur in any twelve consecutive month period (computation period) used to compute a Year of Service under Section 2(ff) in which a Participant has not accumulated more than five hundred
   (500) Hours of Service. A one (1) year Break in Service will not be deemed to have occurred during the first computation period that the Participant failed to earn at least five hundred and one (501) Hours of Service because of (i) pregnancy of the Participant, (ii) birth of a child of the Participant, (iii) placement of a child for adoption with the Participant, or (iv) caring for a child during the period immediately following such a birth or placement. A Participant who takes a leave of absence for one of the above reasons shall certify on such forms as are provided by the Plan Administrator that the leave was taken for one of the above reasons and shall supply such supporting documentation as shall be required under uniform rules adopted by the Plan Administrator.
     (d)  CODE shall mean the Internal Revenue Code of  1986
   and amendments thereto.
     (e)  COMPENSATION, as elected by the  Employer  in  the
   Participation   Agreement,  shall  mean   all   of   each
   Participant's (i) W-2 earnings or (ii) compensation (as that term is defined in section 415(c) (3) of the Code). For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that compensation which is actually paid to the Participant during the Applicable Period. Except as provided elsewhere in this Plan, the Applicable Period shall be the period elected by the Employer in the
   Participation   Agreement  if  the  Employer   makes   no
   election, the Applicable Period shall be the Plan Year.
     Notwithstanding the above, if elected by  the  Employer
   in   the  Participation  Agreement,  Compensation   shall
   include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a) (8), 402(h) or 403(b) of the Code.
     If   the  above  definition  of  Compensation  replaces
   another definition of Compensation under the Employer's Plan and is being adopted as part of the Employer's amendment of its plan to comply with the Tax Reform Act of 1986, the above definition of Compensation shall take effect as of the first day of the first Plan Year after the Plan Year in which the amendment is adopted. The following limitation, however, is effective January 1, 1989.
     The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Section 415 (d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414
   (q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of
   the   Participant  and  any  lineal  descendants  of  the
   Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.
     OBRA  '93  COMPENSATION LIMIT:  In  addition  to  other
   applicable  limitations  set  forth  in  the  Plan,   and
   notwithstanding any other provision of the Plan to the contrary for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93
   Annual   Compensation   Limit.  The   OBRA   '93   Annual
   Compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period not exceeding 12
   months,    over   which   Compensation   is    determined
   (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under
   Section 401(a)(17) of the Code shall mean the OBRA '93 Annual Compensation Limit set forth in this provision.
     If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation Limit is $150,000.
     (f) CUSTODIAL AGREEMENT shall mean the instrument attached hereto, as amended from time to time subject to the conditions of Section 13A of the Plan, which the Employer shall be deemed to have adopted by executing the Participation Agreement.
     (g)  CUSTODIAN  shall  mean  the  bank  designated   as
   Custodian   under  the  Custodial  Agreement,   and   any
   successor thereto. The Custodian shall be a fiduciary under the Employee Retirement income Security Act of 1974 (hereinafter referred to as "ERISA").
     (h) EARNED INCOME shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164 (f) of the Code for taxable years beginning after December31, 1989.
     (i) EMPLOYEE shall mean any employee of the Employer maintaining the Plan or f any other employer required to be aggregated with such Employer under Sections 414(b),
   (c), (m) or (o) of the Code. The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the previous sentence as pro vided in Sections 414 (n) or (o) of the Code.

     (j) EMPLOYER shall mean the individual proprietor or partnership that establishes or maintains the Plan, any "Affiliated Employer" and any successor of such establishing Employer.
     "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in
   Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.
     (k) FIVE PERCENT OWNER shall mean any person who owns (or is considered to own within the meaning of Section 318 of the Code) five percent (5%) or more of the capital or profits interest in the Employer.
     (1) HIGHLY COMPENSATED EMPLOYEE shall include highly compensated active Employees and highly compensated former Employees.
     A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:
   (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the
   Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under
   Section 415 (b) (1) (A) of the Code.
     The term Highly Compensated Employee also includes:
   (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are Five Percent Owners at any time during the look- back year or determination year.
     If no officer has satisfied the compensation requirement of sub paragraph (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.
     For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.
     A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

     If an Employee is, during a determination year or look-back year, a family member of either a Five Percent Owner
   who   is  an  active  or  former  Employee  or  a  Highly
   Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the Five Percent Owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and Five Percent Owner or top-ten highly compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and Five Percent Owner or top-ten highly compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.
     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.
       (m) HOUR OF SERVICE shall mean:
          (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are per- formed; and
          (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501
       hours   of  service  will  be  credited  under   this
       paragraph for any single continuous period (whether or not such period occurs in a single computation
       period).   Hours   under  this  paragraph   will   be
       calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and
       (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service will not
       be   credited   both   under  subparagraph   (i)   or
       subparagraph (ii), as the case may be, and under this subparagraph (iii). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Hours of service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the
Code)  of which the adopting Employer is a member,  and  any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.
   Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under
Section  414(n)  or  Section 414(o)  of  the  Code  and  the
regulations thereunder.
   Solely for purposes of determining whether a Break in Service, as defined in Section 2(c), has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period.
   (n) INVESTMENT COMPANY shall mean an investment company as defined in Internal Revenue Code Section 851(a), for which Nicholas Company, Inc. serves as an investment adviser and which has agreed to offer shares for investment under this Plan. Investment Company Shares or Shares shall mean shares of capital stock of the Investment Company.
   (o) KEY EMPLOYEE shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was an officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(l)(A) of the Code, a Five Percent owner of the Employer, or a one percent owner of the Employer who has an Annual Compensation of more than $150,000. Annual Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Section 125, Section 402(a) (8), Section 402(h) or Section 403(b) of the Code. The Determination Period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.
   The Determination Date for any Plan Year subsequent to the first Plan Year is the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that year.
   (p) LEASED EMPLOYEE shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons deter- mined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
   A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (A) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as 4efined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (B) immediate participation, and (C) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated workforce.
   (q) MONEY PURCHASE ACCOUNT shall mean the account established and maintained by the Custodian under Section
5.1 of the Plan consisting of that portion of all contributions of the Employer under the Money Purchase Plan Participation Agreement.
   (r) NET INCOME OF THE EMPLOYER shall mean the net income determined from the Employer's books in accordance with generally accepted accounting principles, but before deduction for state and federal net income taxes, surtaxes and excess profits taxes and contributions under this Plan, or under any other pension or retirement plan to which the Employer contributes.
   (s) NON-OWNER PARTNER shall mean a partner who is not an Owner or self-employed Individual.
   (t) NORMAL RETIREMENT AGE shall be the age selected in the Participation Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser  of  the  mandatory age or the age specified  in  the
Participation Agreement.
   (u) OWNER shall mean a person who is the sole proprietor of the Employer or a partner having an interest of more than 10% in the capital or profits of the Employer.
   (v) PARTICIPANT shall mean an Employee who has satisfied the participation requirements established under Section 3 of this Plan.
   (w) PARTICIPANT'S ACCOUNT AND/OR PARTISIPANT ACCOUNT shall mean the individual investment accounts maintained by the Custodian pursuant to Section 5 containing each Participant's entire interest in the Plan.
   (x) PARTICIPATION AGREEMENT shall mean the instruments by which the Employer adopts the Plan.
   (y) PLAN shall mean the Nicholas Master Retirement Plan for Self- Employed Individuals set forth herein, as it may be amended from time to time.
   (z)  PLAN  ADMINISTRATOR shall mean the  Employer  unless
other- wise indicated in Paragraph 6 of the Participation Agreement. The Plan Administrator shall be the named fiduciary under ERISA.
   (aa) PLAN YEAR means the calendar year.
   (bb) PROFIT SHARING ACCOUNT shall mean the account established and maintained by the Custodian under Section
5.1 of the Plan consisting of that portion of the Employer's contributions under the Profit Sharing Plan Participation Agreement.
   (cc) ROLLOVER CONTRIBUTION ACCOUNT shall mean an account established and maintained by the Custodian under Sections
4.6 and 5.1 of the Plan consisting of any rollover contributions of the Participant as described in Section 4.6 of the Plan. An ADEC Rollover Account shall mean a separate Rollover Contribution Account consisting solely of amounts which represent accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.
   (dd) SELF-EMPLOYED INDIVIDUAL shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.
   (ee) VOLUNTARY CONTRIBUTION ACCOUNT shall mean the account established and maintained by the Custodian under
Section 5.1 of the Plan consisting of the voluntary contributions made by each Participant.
   (ff) YEAR OF SERVICE shall mean a l2 consecutive month period (computation period), computed with reference to the Employee's date of employment or anniversaries thereof, during which the Employee has completed at least 1000 Hours of Service (or such lesser number of Hours of Service as the Employer designates in the Participation Agreement).
   (gg) YEARS OF CREDITED SERVICE shall mean the total Years of Service of an Employee; provided that Years of Service accumulated prior to a Break in Service shall not be given credit in determining Years of Credited Service for an Employee who has not satisfied the participation requirements established under Section 3 of this Plan. In the event the Employer maintains the plan of a predecessor Employer, service for such predecessor shall be treated as service for the Employer.

                          SECTION 3

                        PARTICIPATION

     3.1 AN EMPLOYEE WHO HAS COMPLETED THE MINIMUM NUMBER OF YEARS OF CREDITED SERVICE AND REACHED THE MINIMUM AGE REQUIRED UNDER SECTION 3(A)(I) AND (II) OF THE PARTICIPATION AGREEMENT SHALL BECOME A PARTICIPANT ON THE FIRST DAY OF THE PLAN YEAR DURING WHICH HE OR SHE MEETS THE SERVICE AND AGE REQUIREMENTS. A FORMER PARTICIPANT WILL BECOME A PARTICIPANT IMMEDIATELY UPON RETURNING TO THE EMPLOY OF THE EMPLOYER.
      3.2 If this Plan provides contributions or benefits for one or more Owners who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the Employees of this and all other trades or businesses.
     If this Plan provides contributions or benefits for one or more Owners who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a plan which satisfies Section 401 (a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for such Owners under this Plan.
   If an individual is covered as an Owner under the plans of two or more trades or businesses which are controlled and such individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.
   For purposes of the preceding paragraphs, an Owner or two or more Owners shall be considered to control a trade or business if such Owner or such two or more Owners together:
     (i)  own the entire interest in an unincorporated trade
or business, or
     (ii) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in such partnership.
     For purposes of the preceding sentence, an Owner, or two or more Owners shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner, or such two or more Owners, are considered to control within the meaning of the preceding sentence.
     3.3 In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules of the Plan.
     In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant

                          SECTION 4
                        CONTRIBUTIONS

     4.1 The Employer shall make contributions as set forth in paragraph 5 of the Participation Agreement and deliver the contributions to the Custodian not later than the due date for filing the Employer's income tax return, including extensions thereof. All contributions shall be in cash.
In the case of contributions to Profit Sharing Accounts, if the Employer has elected in paragraph 5(b) of the Participation Agreement to have this provision apply, then notwithstanding any other provisions of the Plan, Employer contributions for Plan Years specified in paragraph 5(b) of the Participation Agreement shall be made to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. The Plan with respect to which the Profit Sharing Account is maintained shall continue to be designed to qualify as a profit sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code. In the absence of such an election, Employer contributions to Profit Sharing Accounts shall be made out of current or accumulated Net Income.
   4.2 Except as otherwise provided below, the Employer contributions allocated on behalf of any Participant who is not a Key Employee for any Plan Year shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy
Section 401 of the Code, the largest percentage of Employer contributions, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Section 2(e) of the Plan. This Section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in paragraph 13 of the Participation Agreement that the minimum allocation or benefit requirement will be met in the other plan or plans.
   4.3 During any Plan Year prior to January 1, 1988, any Participant may voluntarily contribute to the Plan an amount equal to not more than ten percent (10%) of his Compensation or Earned Income. This limitation applies in the aggregate to voluntary contributions by any Participant to two or more plans maintained by the same Employer.
   If an Owner is covered under any other self-employed retirement plan qualified under Section 401 of the Internal Revenue Code to which he makes voluntary contributions, the total amount of voluntary contributions to all such qualified plans shall be taken into account in determining the maximum voluntary contributions for such Owner under the preceding paragraph.
   This Plan will not accept voluntary Employee contributions for Plan Years beginning after December 31, 1987. Employee contributions for Plan Years beginning after December 31, 1986, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.
   4.4 A Participant may at any time withdraw the amount of his Voluntary Contributions Account, provided that the entire amount in such Voluntary Contributions Account (based upon the published market value of the Investment Company shares on the close of trading on the day before the withdrawal is accomplished) is withdrawn at such time, and also provided that if the Participant is married, his or her spouse consents in writing to the withdrawal. Any Participant who shall elect to withdraw his voluntary contributions shall not be permitted to make further voluntary contributions for a period of one year.
   4.5  Except as provided in Section 6.1 of this  Plan  and
Section 4.3 of the Custodial Agreement, no contributions made by the Employer nor any assets held by the Custodian shall ever revert to the Employer or ever be diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries.
   4.6 An Employee may transfer to the Plan accrued benefits attributable to employer contributions, or to accumulated deductible employee contributions within the meaning of
Section 72(o)(5)(B) of the Code, from another plan which meets the requirements of Section 401(a) of the Code, provided that the distribution of such benefits qualifies under the requirements of Section 402(a)(5) of the Code for treatment as a tax-flee rollover. The Plan Administrator shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as the Plan Administrator deems necessary to determine that the proposed transfer will meet the requirements of the Code. Upon approval by the Plan Administrator the amount transferred shall be deposited with the Custodian and shall be credited to a Rollover Contribution Account, or in the case of amounts representing accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B), to an ADEC Rollover Account, which shall be established and maintained by the Custodian for that purpose. An Employee shall at all times have a one hundred percent (100%) vested interest in his Rollover Contribution Account or ADEC Rollover Account, but shall not share in Employer contributions hereunder by reason of the Employee's Rollover Contribution Account or ADEC Rollover Account Subject to Section 7 relating to Joint and Survivor Annuity requirements (if applicable), the Participant may withdraw any part of the ADEC Rollover Account by making a written application to the Plan Administrator. Upon termination of employment, the total amount of the Employee's Rollover Contribution Account or ADEC Rollover Account shall be distributed in accordance with Section 7.

                          SECTION 5

                   ACCOUNTS OF PARTICIPANT

     5.1 The Custodian shall cause to be maintained for each Participant (a) a separate Profit Sharing Account which shall consist of that portion of all contributions of the Employer under the Employer's Profit Sharing Plan Participation Agreement allocated to a Participant; (b) a separate Money Purchase Account which shall consist of that portion of all contributions of the Employer under the Employer's Money Purchase Plan Participation Agreement
allocated to a Participant; (c) a separate Voluntary Contribution Account for the voluntary contributions made by each Participant; and (d) in the event of any rollover contributions as described in Section 4.6, separate Rollover Contribution and/or ADEC Rollover Accounts for such rollover contributions.
     5.2 Contributions by or on behalf of all Participants under the Plan shall be transferred to the Custodian by the Employer and shall be invested by the Custodian in whole or fractional Investment Company Shares. All contributions transferred to the Custodian shall be allocated, pursuant to the written instructions of the Plan Administrator as provided under the Custodial Agreement, to accounts of Employees eligible to participate in the Plan as defined in paragraph 3(a) of the Participation Agreement (including eligible Employees who have died or retired during such Plan
Year), provided that for the Plan Year beginning January 1, 1989, no such allocation shall be made to the account of any Employee (a "1989 Terminee") who is otherwise eligible to participate under Paragraph 3(a)(i) and (ii) of the Participation Agreement and who terminates employment during such Plan Year (other than by reason of death or retirement) and is not an Employee as of the last day of such Plan Year. All 1989 Terminees shall nevertheless be treated as benefiting under the Plan pursuant to Proposed Treasury Regulations Sections 1.401(a)(26)-8(b)(6) and 1.410(b)-
10(b)(2). Employer contributions under Paragraph 5 of the Profit Sharing Plan Participation Agreement (Paired Plan 01-
001) shall be allocated to each Participant in the ratio that such Participant's Compensation bears to the Compensation of all Participants. Employer contributions under the Money Purchase Plan Participation Agreement (Paired Plan 01-002) shall be allocated to each Participant in an amount equal to the amount contributed on behalf of such Participant under Paragraph 5(a) of the Money Purchase Plan Participation Agreement Each Participant shall direct the Plan Administrator as to the specific Investment Company Shares to be purchased for the Participant's Account(s). The Plan Administrator shall then provide written instructions to the Custodian, in form acceptable to the Custodian, designating the specific Investment Company Shares to be purchased for each Participant's Account(s), as directed by the Participant All income, dividends and capital gain distributions received on the Investment Company Shares held in each Participant Account shall be reinvested in such Shares, which shall be credited to such Account. All contributions made by or on behalf of each Participant and all investments made with such contributions, and the earnings thereon, shall immediately become and at all times remain fully vested and nonforteitable.
   5.3 Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee. The Participant for whom such shares are acquired shall be the beneficial owner of all such shares held in the Custodial Account and shall have the right to diect the manner of voting such stock.
   5.4 At the close of each calendar year the Custodian shall, taking into account the contributions during said calendar year, determine as of the end of such calendar year the fair market value of each Participant account.
   5.5 In the event the Employer's plan fails to attain or retain its status as a qualified plan, the Custodian shall segregate the assets affected thereby from the assets of the master custodial account as soon as administratively feasible.

                          SECTION 6

                 LIMITATIONS ON ALLOCATIONS

   6.1 PARTICIPANTS NOT COVERED BY OTHER PLANS.

     (a) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in
   Section 419(e) of the Cede maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Subsection 6.5(a) of this Plan, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the limitation Year will equal the Maximum Permissible Amount
     (b) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.
     (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.
     (d) If pursuant to Subsection 6.1(c) there is an excess amount, the excess will be disposed of as follows:
       (i) Any nondeductible voluntary Employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant;
       (ii) If after the application of subparagraph (i) an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's account will be used to reduce Employer contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.
       (iii) If after the application of paragraph (i) an excess amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a suspense account The suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.
       (iv) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, the suspense account shall be invested by the Custodian in whole or fractional Investment Company Shares. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants. In the event of termination of the Plan the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's account.

       6.2 PARTICIPANTS COVERED BY OTHER MASTER OR  PROTOTYPE
           DEFINED CONTRIBUTION PLANS.

     (a) This subsection applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in
   Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Subsection 6.5(a), during any Limitation Year. The Annual Additions which maybe credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.
     (b) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Subsection 6.1(b).
     (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.
     (d) If, pursuant to Subsection 6.2(c) or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.
     (e) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:
       (i)   the  total excess amount allocated as  of  such
       date, times
       (ii) the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.
   (f) Any excess amount attributed to this plan will be disposed in the manner described in Subsection 6.1(d).

      6.3 PARTICIPANTS COVERED BY OTHER NON-MASTER  OR  NON-
          PROTOTYPE DEFINED CONTRIBUTION PLANS.

     If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with Subsections 6.2(a) through 62(f) as though the other plan were a master or prototype plan unless the Employer provides other limitations in paragraph 10(a) of the Participation Agreement.

      6.4 EMPLOYERS WITH DEFINED BENEFIT PLAN.

   If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with paragraph 10(0) of the Participation Agreement

   6.5 DEFINITIONS.
   (A) ANNUAL ADDITIONS: The sum of the following amounts credited to a Participant's account for the Limitation
   Year:
       (i)  Employer contributions,
       (ii) Employee contributions,
       (iii) forfeitures, and
       (iv) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415
       (1) (2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in
       Section  419A(d)  (3) of the Code,  under  a  welfare
       benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan.
     For this purpose, any excess amount applied under Subsections 6.1(d) or 62(f) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.
     (b) COMPENSATION: A Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:
       (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;
       (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
       (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
       (iv)   other  amounts  which  received  special   tax
       benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in
       Section 403(0) of the Internal Revenue Code (whether or not the amounts are actually excludible from the gross income of the Employee).
   For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.
     (c) DEFINED BENEFIT FRACTION: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(0) and (d) of the Code or 140 percent of the Highest Average Compensation, including any adjustments under
Section 415(0) of the Code.
     Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last
   Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
   Section 415 of the Code for all Limitation Years beginning before January 1, 1987.
     (d) DEFINED CONTRIBUTION DOLLAR LIMITATION: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(0)(1) of the Code as in effect for the Limitation Year.
     (e) DEFINED CONTRIBUTION FRACTION: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(0) and (d) of the Code in effect under
Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation for such year.
     If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were m existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.
     The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.
     (f) EMPLOYER: For purposes of this Section 6, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in
Section 414(0) of the Code as modified by Section 415(0)), all commonly controlled trades or businesses (as defined in
Section 414(c) as modified by Section 415(0)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(0) of the Code.
     (g) EXCESS AMOUNT: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount
     (h) HIGHEST AVERAGE COMPENSATION: The average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12- consecutive month period defined in Section 2(gg) of this Plan.
     (i) LIMITATION YEAR: A calendar year, or the 12~onsecutive month period elected by the Employer in paragraph 12 of the Participation Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12~onaecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
     (j) Master or Prototype Plan: A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.
     (k) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:
     (i)  the Defined Contribution Dollar Limitation, or
    (ii) 25 percent of the Participant's Compensation for the Limitation Year.
   The  Compensation limitation referred to in  Subparagraph
(ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under Section 415(l)(l) or 419A(d)(2) of the Code.
If a short Limitation Year is created because of an amendment changing the Limitation Year to a different l2consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

        NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                             12

     (1) PROJECTED ANNUAL BENEFIT: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:
       (i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and
       (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                          SECTION 7

                     PAYMENT OF BENEFFIS

     7.1   For   purposes   of  this   Section,   the   term
"Participant" shall mean an Employee who has received a contribution to his Participant account and who retains a balance  in  such account A Participant who  dies,  retires, terminates service with the Employer or who is a Participant on the date the Plan terminates shall have the right to have the  balance  of his account(s) applied for his benefit  For purposes  of  making lump sum distributions,  or  purchasing
annuity   contracts,   the  value  of   such   Participant's
account(s) shall be based upon the published market value of the Investment Company Shares on the close of trading on the day before the distribution is made.
     7.2   (a)  Upon  retirement  or  termination   of   the
Participant's services with the Employer if the value of the Participant's Account Balance(s) derived from Employer and
Participant  contributions is not greater than  $3,500,  the
Participant will receive a distribution of the value of  his
Account  Balance(s). However, no distribution shall be  made pursuant  to the preceding sentence after the first  day  of the  first  period  for which an amount is  received  as  an annuity  unless the Participant and his or tier  Spouse  (or the  Participant's Surviving Spouse) consent in  writing  to such distribution.
     (b)  If the value of a Participant's Account Balance(s)
derived  from Employer and Participant contributions exceeds
(or  at the time of any prior distribution exceeded) $3,000, and  the  Account Balance(s) are Immediately  Distributable,
the  Participant  and  the Participant's  Spouse  (or  where either the Participant or the Spouse has died, the survivor)
must consent to any distribution of such Account Balance(s).
The  consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on  the Annuity Starting Date. The Annuity Starting Date  is
the  first  day of the first period for which an  amount  is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the  right to defer any distribution until the Participant's
Account  Balance(s) are no longer Immediately Distributable.
Such notification shall include a general description of the material features, and an explanation of the relative values of,  the optional forms of benefit available under the  Plan in  a  manner that would satisfy the notice requirements  of
Section 417(a)(3) of the Code, and shall be provided no less than  30  days and no more than 90 days prior to the Annuity
Starting  Date.  If a distribution is one to which  Sections
401(a)(11)  and  417  of the Internal Revenue  Code  do  not
apply,  such  distribution may commence less  thin  30  days after  the  notice required under Section 1.411(a)-11(c)  of the Income Tax Regulations is given, provided that:
       (i)   the  Plan  Administrator  clearly  informs  the
       Participant  that the Participant has a  right  to  a
       period of at least 30 days after receiving the notice
       to consider the decision of whether or not to elect a
       distribution   (and,  if  applicable,  a   particular
       distribution option), and
       (ii) the Participant, after receiving the notice, affirmatively elects a distribution.
     Notwithstanding  the  foregoing, only  the  Participant
need  consent to the commencement of a distribution  in  the form  of  a  Qualified Joint and Survivor Annuity while  the
Account    Balance(s)    are   Immediately    Distributable.
(Furthermore,  with  respect  to  any  Profit  Sharing  Plan
Account Balance(s), only the Participant need consent to the distribution of Account Balance(s) that are Immediately Distributable.) Neither the consent of the Participant nor the  Participant's Spouse shall be required  to  the  extent that a distribution is required to satisfy Section 401(a)(9)
or Section 415 of the Code. In addition, upon termination of this  Plan  if  the  Plan does not offer an  annuity  option
(purchased  from  a commercial provider), the  Participant's
Account  Balance(s) may, without the Participant's  consent, be  distributed to the Participant or transferred to another defined  contribution  plan (other thin  an  employee  stock ownership plan as defined in Section 4975(e)(7) of the Code)
within the same controlled group.
     An  account balance is Immediately Distributable if any
part  of  the  account balance could be distributed  to  the
Participant  (or  Surviving Spouse) before  the  Participant attains  (or would have attained if not deceased) the  later of Normal Retirement Age or age 62.
     For  purposes of determining the applicability  of  the
foregoing consent requirements to distributions made  before
January 1, 1989, the Participant's Account Balance(s)  shall not  include amounts attributable to accumulated  deductible
employee   contributions  within  the  meaning  of   Section
72(o)(5)(B) of the Code.
     7.3  (a) TIME OF PAYMENT Unless the Participant  elects
otherwise, distribution of benefits will begin no later than the  60th day after the latest of the close of the Plan Year in which:
       (i)   the  Participant  attains  age  65  (or  Normal
       Retirement Age, if earlier);
       (ii) occurs the 10th anniversary of the year in which
       the  Participant commenced participation in the Plan;
       or,
       (iii)  the  Participant terminates service  with  the
       Employer.
     (b)  ELECTION. A Participant may elect to have  benefit
   payments commence at a date later thin that allowed by Subparagraph (a), pr~ vided that benefit payments shall commence  not  later  thin  the Required  Beginning  Date
   specified  in Section 7.9. The Participant may make  such
   an  election by submitting to the Plan Administrator  for
   transmittal to the Custodian, a signed written  statement
   describing the benefit and the date on which the  payment
   of such benefit shall commence.
     Notwithstanding  the  foregoing,  the  failure   of   a
   Participant and Spouse to consent to a distribution while
   a   benefit  is  Immediately  Distributable,  within  the
   meaning of Section 7.2(b) of the Plan, shall be deemed to
   be  an  election to defer commencement of payment of  any
   benefit sufficient to satisfy this Section 7.3(b).
     7.4 RETIREMENT BENEFITS. The provisions of Sections 7.4
   and  7.5  shall apply to any Participant who is  credited
   with at least one Hour of Service with the Employer on or
   after  August  23, 1984, and such other  Participants  as
   provided in Section 7.8.
     (a) MONEY PURCHASE PLAN RETIREMENT BENEFITS. Unless  an
   optional  form  of  benefit is  selected  pursuant  to  a
   Qualified  Election with-in the ninety  (90)  day  period
   ending   on   the  Annuity  Starting  Date,   a   married
   Participant's  Money  Purchase  Plan  Account  Balance(s)
   shall  be  paid  in  the form of a  Qualified  Joint  and
   Survivor  Annuity  and an unmarried  Participant's  Money
   Purchase  Plan Account Balance(s) shall be  paid  in  the
   form of a life annuity. The Participant may elect to have
   such  annuity distributed upon attainment of the Earliest
   Retirement Age under the Plan.
     A Participant in the Money Purchase Plan who has made a
   Qualified Election, will receive his Money Purchase  Plan
   Account Balance(s) in one of the following optional forms
   of distribution as selected by the Participant
       (i)  By a single payment in cash; or
       (ii)   By   equal  or  substantially   equal   annual
       installments over a period certain not to exceed  the
       life  expectancy of the Participant or the joint life
       or   life  expectancy  of  the  Participant  and  his
       Beneficiary.
     (b) PROFIT SHARING PLAN RETIREMENT BENEFITS. The Profit
   Sharing Plan Account Balance(s) of each Participant shall
   be  distributed upon direction of the Participant by  one
   or a combination of the following methods:
       (i)  By a single payment in cash; or
       (ii)   By   equal  or  substantially   equal   annual
       installments over a period certain not to exceed  the
       life  expectancy of the Participant or the joint life
       or   life  expectancy  of  the  Participant  and  his
       Beneficiary.
A  Participant may not elect payments in the form of a  life annuity  with  respect  to any Profit Sharing  Plan  Account
Balance(s).
   7.5  DEATH BENEFITS.
     (a) Qualified Preretirement Survivor Annuity. Unless an
optional  form  of benefit identified in Section  7.4(a)  is selected  within the Election Period pursuant to a Qualified
Election, if a Participant dies before the Annuity  Starting
Date  then  the  Participant's Money Purchase  Plan  Account
Balance(s)  shall  be  applied toward  the  purchase  of  an annuity  for the life of the Surviving Spouse. The Surviving
Spouse  may elect to have such annuity distributed within  a reasonable period after the Participant's death.
     (b)  BENEFITS  TO PROFIT SHARING PLAN PARTICIPANTS  AND
UNMARRIED MONEY PURCHASE PLAN PARTICIPANTS. In the event  of the death of a Participant, the Participant's Profit Sharing
Plan  Account  Balance(s)  (and/or the  Participant's  Money
Purchase  Plan  Account Balance(s), if  the  Participant  is
unmarried)   shall  be  distributed  to  the   Participant's
Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a  Qualified Election, then to the Beneficiaries  designated in  the  Beneficiary  Designation Form.  In  the  event  the
Participant has not designated any Beneficiaries, or all  of the  designated Beneficiaries are deceased, then the  Profit
Sharing Plan Account Balance(s) (and/or Money Purchase  Plan
Account  Balance(s)) shall be distributed to  the  following persons, to take in the order named:
(i)  Spouse  of  the Participant; (ii) if the  Spouse  shall predecease  the  Participant, then in equal  shares  to  any children  surviving the Participant and to  the  descendants then living of a deceased child, by right of representation;
(iii)  if  the  Participant shall leave neither  Spouse  nor descendants surviving then to the personal representative of the Participant's estate.
     The Surviving Spouse (if any) may elect to have distribution of any Profit Slating Plan Account Balance(s)
commence within the ninety (9O-day period following the date of the Participant's death. The Profit Sharing Plan or Money
Purchase Plan Account Balance(s) (as the case may be)  shall
be   adjusted  for  gains  or  losses  occurring  after  the
Participant's  death in accordance with  the  provisions  of this  Plan governing the adjustment of Account Balances  for other types of distributions.
     The  Participant  may waive the spousal  death  benefit
described in this Section at any time provided that no  such waiver shall be effective unless it satisfies the conditions of  Section  7.6(c) (other than the notification requirement referred  to  therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity
     (c)  DEATH  CERTIFICATE. Before making any distribution
upon  the  death  of  a Participant, the Plan  Administrator shall  furnish the Custodian with a certified  copy  of  the death certificate of the Participant.
     7.6  DEFINITIONS. For purposes of this Section  7,  the
following  terms  shall have their respective  meanings  set forth  below, unless a different meaning is clearly required by the context:
     (a)  ELECTION PERIOD means the period which  begins  on
the  first  day  of the Plan Year in which  the  Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-
five  (35)  is  attained, with respect to the  Participant's
Account  balance(s)  as  of  the  date  of  separation,  the
Election Period shall begin on the date of separation.
     Pre-age  35  waiver: A Participant  who  will  not  yet
attain  age  35 as of the end of any current Plan  Year  may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the
Plan  Year in which the Participant will attain age 35. Such election  shall not be valid unless the Participant receives
a   written   explanation  of  the  Qualified  Preretirement
Survivor  Annuity  in such terms as are  comparable  to  the
explanation   required  under  Section   7.7(a).   Qualified
Preretirement    Survivor   Annuity   coverage    will    be
automatically  reinstated as of the first day  of  the  Plan
Year in which the Participant attains age 35. Any new waiver on  or  after  such  date  shall  be  subject  to  the  hall requirements of this Section 7.
     (b) EARLIEST RETIREMENT AGE means the earliest date  on
which,  under  the  Plan,  the Participant  could  elect  to receive retirement benefits.
(c)  QUALIFIED ELECTION means a waiver of a Qualified  Joint
and
Survivor  Annuity  or  a  Qualified  Preretirement  Survivor
Annuity.  Any  waiver  of  a Qualified  Joint  and  Survivor
Annuity or a Qualified Preretirement Survivor Annuity  shall not be effective unless:
       (i)  the Participant's Spouse consents in writing  to
       the election;
       (ii)  the election designates a specific Beneficiary,
       including   any   class  of  Beneficiaries   or   any
       contingent  Beneficiaries, which may not  be  changed
       without  Spousal  consent (or  the  Spouse  expressly
       permits  designations by the Participant without  any
       further Spousal consent);
       (iii) the Spouse's consent acknowledges the effect of
       the election; and
       (iv) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and
       Survivor  Annuity shall not be effective  unless  the
       election  designates a form of benefit payment  which
       may  not  be changed without Spousal consent (or  the
       Spouse   expressly   permits  designations   by   the
       Participant without any further Spousal consent).
  If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot  be  located,  a waiver will be  deemed  a  Qualified
Election.
  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained)  shall  be  effective only with  respect  to  such
Spouse.   A  consent  that  permits  designations   by   the
Participant  without any requirement of further  consent  by such  Spouse must acknowledge that the Spouse has the  right to  limit  consent to a specific Beneficiary, and a specific form  of  benefit  where applicable,  and  that  the  Spouse voluntarily  elects to relinquish either  or  both  of  such rights.  A  revocation of a prior waiver  maybe  made  by  a
Participant  without the consent of the Spouse at  any  time
before   the  commencement  of  benefits.  The   number   of
revocations shall not be limited. No consent obtained  under this  provision  shall be valid unless the  Participant  has received notice as provided in Section 7.7 below.
     (d)  QUALIFIED  JOINT  AND SURVIVOR  ANNUITY  means  an
immediate  annuity  for the life of the Participant  with  a survivor  annuity for the life of the Spouse which is  fifty percent  (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which  is the amount of benefit which can be purchased  with the Participant's Account Balance(s).
     (e)  SPOUSE  OR  SURVIVING SPOUSE means the  Spouse  or
Surviving Spouse of the Participant, provided that a  former
Spouse will be treated as the Spouse or Surviving Spouse and a  current  Spouse  will not be treated  as  the  Spouse  or
Surviving  Spouse  only  to  the  extent  provided  under  a qualified  domestic relations order as described in  Section
414(p) of the Code.
  (f) ANNUITY STARTING DATE means the first day of the first period  for  which an amount is paid as an  annuity  or  any other form.
  (g) ACCOUNT BALANCE(S) means the aggregate value of the Participant's Account balances derived from Employer and
Participant contributions (including rollovers).
  7.7  NOTICE REQUIREMENTS.
     (a)  In  the  case  of a Qualified Joint  and  Survivor
Annuity,  the Plan Administrator shall no less  than  thirty
(30)  days  and no more than ninety (90) days prior  to  the
Annuity  Starting  Date provide each Participant  a  written explanation of: (i) the terms and conditions of a  Qualified
Joint and Survivor Annuity; (ii) the Participant's right  to make  and  the effect of an election to waive the  Qualified
Joint and Survivor Annuity form of benefit; (iii) the rights of  a  Participant's Spouse; and (iv) the right to make  and the  effect of a revocation of a previous election to  waive the Qualified Joint and Survivor Annuity.
     (b)  In  the case of a Qualified Preretirement Survivor
Annuity   as   described  in  Section   7.5(a),   the   Plan
Administrator  shall  provide each  Participant  within  the
Applicable Period for such Participant a written explanation of  the  Qualified Preretirement Survivor  Annuity  in  such terms  and  in  such  manner as would be comparable  to  the explanation provided for meeting the requirements of Section
7.7(a) applicable to a Qualified Joint and Survivor Annuity.
     The Applicable Period for a Participant is whichever of
the  following  periods ends last: (i) the period  beginning with the first day of the Plan Year in which the Participant attains  age 32 and ending with the close of the  Plan  Year preceding the Plan Year in which the Participant attains age
35;  (ii)  a  reasonable period ending after the  individual becomes  a  Participant;  (iii) a reasonable  period  ending after  Section  7.7(c) ceases to apply to  the  Participant;
(iv)  a reasonable period ending after this Section 7  first applies  to  the Participant Notwithstanding the  foregoing, notice  must  be provided within a reasonable period  ending after  separation from service in the case of a  Participant who separates from service before attaining age 35.
     For  purposes  of applying the preceding  paragraph,  a
reasonable   period  ending  after  the  enumerated   events
described in subparagraphs (ii), (iii) and (iv) is  the  end of  the two-year period beginning one year prior to the date the  applicable event occurs, and ending one year after that date.  In  the  case  of a Participant  who  separates  from service  before the Plan Year in which age 35  is  attained,
notice   shall  be  provided  within  the  two-year   period
beginninng one year prior to separation and ending one  year after  separation. If such a Participant thereafter  returns to  employment with the Employer, the Applicable Period  for such Participant shall be redetermined.
     (c)  Notwithstanding  the other  requirements  of  this
Section  7.7,  the  respective notices  prescribed  by  this
Section need not be given to a Participant if: (i) the  Plan
"fully  subsidizes"  the  costs of  a  Qualified  Joint  and
Survivor   Annuity   or  Qualified  Preretirement   Survivor
Annuity; and (ii) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married
Participant  to  designate  a  nonspouse  Beneficiary.   For
purposes of this Section 7.7(c), a Plan fully subsidizes the costs  of  a benefit if no increase in cost, or decrease  in
benefits   to   the   Participant  may   result   from   the
Participant's failure to elect another benefit.
     7.8 TRANSITIONAL RULES.
     (a)  Any  living Participant not receiving benefits  on
August  23,  1984,  who  would  otherwise  not  receive  the benefits prescribed by the previous sections of this Section
7  must be given the opportunity to elect to have the  prior sections  of  this  Section 7 apply if such  Participant  is credited  with at least one Hour of Service under this  Plan or  a  predecessor Plan in a Plan Year beginning on or after
January 1, 1976, and such Participant had at least ten  (10)
years  of  vesting  service when he or  she  separated  from service.
     (b)  Any  living Participant not receiving benefits  on
August 23, 1984, who was credited with at least one Hour  of
Service  under this Plan or a predecessor plan on  or  after
September  2,  1974, and who is not otherwise credited  with any service in a Plan Year beginning on or after January  1,
1976,  must  be  given the opportunity to have  his  or  her benefits paid in accordance with Section 7.8(d).
     (c) The respective opportunities to elect (as described
   in  Sections 7.8(a) and 7.8(b) above) must be afforded to
   the appropriate Participants during the period commencing
   on August 23, 1984, and ending on the date benefits would
   otherwise commence to said Participant
     (d) Any Participant who has elected pursuant to Section
   7.8(b)  and  any  Participant who does  not  elect  under
   Section  7.8(a) or who meets the requirements of  Section
   7.8(a)  except  that such Participant does  not  have  at
   least  ten (10) years of vesting service when he  or  she
   separates  from service, shall have his or  her  benefits
   distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:
       (i)   AUTOMATIC  JOINT  AND  SURVIVOR  ANNUITY.    If
     benefits  in the form of a life annuity become  payable
     to a married Participant who:
          (A)  begins to receive payments under the Plan  on
          or after Normal Retirement Age; or
          (B)   dies on or after Normal Retirement Age while
          still working for the Employer; or
          (C)   begins to receive payments on or  after  the
          Qualified Early Retirement Age; or
          (D)   separates from service on or after attaining
          Normal  Retirement  Age (or  the  Qualified  Early
          Retirement   Age)   and   after   satisfying   the
          eligibility  requirements  for  the   payment   of
          benefits under the Plan and thereafter dies before
          beginning to receive such benefits;
   then  such benefits will be received under this  Plan  in
   the  form  of  a  Qualified Joint and  Survivor  Annuity,
   unless  the Participant his elected otherwise during  the
   Election Period. The Election Period must begin at  least
   six  (6)  months before the Participant attains Qualified
   Early  Retirement Age and end not more than  ninety  (90)
   days  before  the commencement of benefits. Any  election
   hereunder  will  be in writing and maybe changed  by  the
   Participant at any time.
     (ii)  ELECTION OF EARLY SURVIVOR ANNUITY. A Participant
   who  is  employed  after attaining  the  Qualified  Early
   Retirement  Age will be given the opportunity  to  elect,
   during  the  Election Period, to have a survivor  annuity
   payable  on death. Ii the Participant elects the survivor
   annuity,  payments under such annuity must  not  be  less
   than  the  payments which would have  been  made  to  the
   Spouse under the Qualified Joint and Survivor Annuity  if
   the  Participant had retired on the day before his or her
   death.  Any  election  under this provision  will  be  in
   writing and maybe changed by the Participant at any time.
   The  Election Period begins on the later of (1) the  9Oth
   day  before  the Participant attains the Qualified  Early
   Retirement  Age,  or (2) the date on which  participation
   begins,  and ends on the date the Participant  terminates
   employment.
       (iii) For purposes of this Section 7.8(d):
          (A)   QUALIFIED EARLY RETIREMENT AGE is the latest
          of:
               (1)  the  earliest date, under the  Plan,  on
          which   the  Participant  may  elect  to   receive
          retirement benefits;
               (2)   the  first  day  of  the  12Oth   month
          beginning  before the Participant  reaches  Normal
          Retirement Age, or
               (3)   the   date   the   Participant   begins
          participation.
          (B)   Qualified Joint and Survivor Annuity  is  an
          annuity  for  the life of the Participant  with  a
          survivor  annuity for the life of  the  Spouse  as
          described in Section 7.6(d).
   7.9  DISTRIBUTION REQUIREMENTS.
   (a)  GENERAL RULES.
       (i)   Subject  to Sections 7.4 through  7.8  of  this
       Plan,  the  requirements of this  Section  7.9  shall
       apply to any distribution of a Participant's interest
       and   will  take  precedence  over  any  inconsistent
       provisions  of this Plan. Unless otherwise specified,
       the  provisions of this Section 7.9 apply to calendar
       years beginning after December 31, 1984.
       (ii)  All  distributions required under this  Section
       7.9  shall be determined and made in accordance  with
       the  Proposed Regulations under Section 401(a)(9)  of
       the   Code,   including   the  minimum   distribution
       incidental benefit requirement of Section 1.401(a)(9)-
       2 of the Proposed Regulations.
     (b)  Required Beginning Date. The entire interest of  a
Participant  must be distributed or begin to be  distributed no later than the Participant's Required Beginning Date.
     (c) Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single  sum,  may  only be made over one  of  the  following periods (or a combination thereof):
       (i)  the life of the Participant,
       (ii)  the  life of the Participant and  a  Designated
       Beneficiary;
       (iii) a period certain not extending beyond the  Life
       Expectancy of the Participant, or
       (iv)  a period certain not extending beyond the Joint
       and Last Survivor Expectancy of the Participant and a
       Designated Beneficiary.
     (d)  DETERMINATION  OF AMOUNT TO  BE  DISTRIBUTED  EACH
YEAR. if the Participant's interest is to be distributed  in other  than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:
       (i)  INDIVIDUAL ACCOUNT
          (A)    If  a  Participant's  Benefit  is   to   be
          distributed over (1) a period not extending beyond
          the  Life  Expectancy of the  Participant  or  the
          Joint  Life  and Last Survivor Expectancy  of  the
          Participant   and  the  Participant's   designated
          Beneficiary  or (2) a period not extending  beyond
          the Life Expectancy of the Designated Beneficiary;
          the  amount  required to be distributed  for  each
          calendar  year,  beginning with distributions  for
          the  first  Distribution Calendar  Year,  must  at
          least equal the quotient obtained by dividing  the
          Participant's  Benefit  by  the  Applicable   Life
          Expectancy.
          (B)   For  calendar years beginning before January
          1,  1989, if the Participant's Spouse is  not  the
          Designated Beneficiary; the method of distribution
          selected  must  assure that at least  50%  of  the
          present   value   of  the  amount  available   for
          distribution is paid within the Life Expectancy of
          the Participant
          (C)   For  calendar years beginning after December
          31,  1988, the amount to be distributed each year;
          beginning   with  distributions  for   the   first
          Distribution Calendar Year shall not be less  than
          the    quotient    obtained   by   dividing    the
          Participant's  Benefit by the lesser  of  (1)  the
          Applicable   Life  Expectancy  or   (2)   if   the
          Participant's   Spouse  is  not   the   Designated
          Beneficiary,  the  applicable  divisor  determined
          from  the  table  set forth in  Q&A-4  of  Section
          1.401(a)(9)-2   of   the   Proposed   Regulations.
          Distributions  after the death of the  Participant
          shall  be  distributed using the  applicable  life
          expectancy  in Section 7.9(d)(i)(A) above  as  the
          relevant   divisor  without  regard  to   Proposed
          Regulations Section 1.401(a)(9)-2.
          (D) The minimum distribution required for the Participant's first Distribution Calendar Year must  be  made  on  or  before  the  Participant's
          Required  Beginning Date. The minimum distribution
          for other calendar years, including the minimum distribution for the Distribution Calendar Year in which  the  Participant's Required Beginning  Date
          occurs, must be made on or before December  31  of
          that Distribution Calendar Year.
     (ii)         OTHER FORMS.
          (A)   If  the Participant's Benefit is distributed
          in  the  form  of  an  annuity purchased  from  an
          insurance company, distributions thereunder  shall
          be  made  in  accordance with the requirements  of
          Section  401(a)(9) of the Code  and  the  Proposed
          Regulations thereunder.
(e)    DEATH DISTRIBUTION PROVISIONS.
             (i) DISTRIBUTION BEGINNING BEFORE DEATH. If the
   Participant  dies  after  distribution  of  his  or   her
   interest  has  begun,  the  remaining  portion  of   such
   interest  will  continue to be distributed  at  least  as
   rapidly  as  under the method of distribution being  used
   prior to the Participant's death.
             (ii) DISTRIBUTION BEGINNING AFTER DEATH. If the
   Participant  dies  before  distribution  of  his  or  her
   interest begins, distribution of the Participant's entire
   interest  shall  be  completed  by  December  31  of  the
   calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is  made to receive distributions in accordance with  (A)
   or (B) below:
              (A)   if  any  portion  of  the  Participant's
       interest is payable to a Designated Beneficiary distributions may be made over the life or over a period  certain not greater than the Life  Expectancy
       of the Designated Beneficiary commencing on or before
       December   31   of  the  calendar  year   immediately
       following  the calendar year in which the Participant
       died;
             (B)   if  the  Designated  Beneficiary  is  the
       Participant's    Surviving    Spouse,    the     date
       distributions  are  required to begin  in  accordance
       with (A) above shall not be earlier than the later of
       (1)  December  31  of the calendar  year  immediately
       following  the calendar year in which the Participant
       died  and  (2)  December 31 of the calendar  year  in
       which the Participant would have attained age 70-1/2.
              If  the  Participant has not made an  election
   pursuant to this subparagraph (ii) by the time of his  or
   her  death, the Participant's Designated Beneficiary must
   elect  the  method  of distribution  no  later  than  the
   earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this subparagraph (ii), or (2) December 31 of the calendar year which contains the fifth anniversary of the date  of
   death  of  the  Participant If  the  Participant  has  no
   Designated  Beneficiary or if the Designated  Beneficiary
   does not elect a method of distribution, distribution  of
   the  Participant's entire interest must be  completed  by
   December  31  of the calendar year containing  the  fifth
   anniversary of the Participant's death.
              (iii) For purposes of subparagraph (ii) above,
   if  the Surviving Spouse dies after the Participant,  but
   before payments to such Spouse begin, the provisions of subparagraph (ii), with the exception of clause (B)
   therein, shall be applied as if the Surviving Spouse were
   the Participant.
              (iv)  For purposes of this paragraph (e),  any
   amount paid to a child of the Participant will be treated
   as  if  it had been paid to the Surviving Spouse  if  the
   amount  becomes payable to the Surviving Spouse when  the
   child reaches the age of majority.
              (v)  For  the purposes of this paragraph  (e),
   distribution of a Participant's interest is considered to
   begin  on the Participant's Required Beginning Date  (or,
   if subparagraph (iii) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to su~ paragraph (li) above). If distribution in
   the  form  of  an  annuity irrevocably commences  to  the
   Participant before the Required Beginning Date, the  date
   distribution  is  considered  to  begin   is   the   date
   distribution actually commences.
   (f)   DEFINITIONS.
              (i)  APPLICABLE LIFE EXPECTANCY means the Life
   Expectancy   (or  Joint  and  Last  Survivor  Expectancy)
   calculated using the attained age of the Participant  (or
   Designated  Beneficiary)  as  of  the  Participant's  (or
   Designated  Beneficiary's)  birthday  in  the  Applicable
   Calendar Year reduced by one for each calendar year which
   has  elapsed  since  the date Life Expectancy  was  first
   calculated. If Life Expectancy is being recalculated, the
   Applicable  Life Expectancy shall be the Life  Expectancy
   as so recalculated. The Applicable Calendar Year shall be
   the   first  Distribution  Calendar  Year  and  if   Life
   Expectancy is being recalculated such succeeding calendar
   year.
               (ii)   DESIGNATED   BENEFICIARY   means   the
   individual who is designated as the Beneficiary under the
   Plan in accordance with Section 401(a)(9) of the Code and
   the Proposed Regulations thereunder.
               (iii)  DISTRIBUTION  CALENDAR  YEAR  means  a
   calendar  year  for  which  a  minimum  distribution   is
   required.   For   distributions  beginning   before   the
   Participant's death, the first Distribution Calendar Year
   is  the  calendar year immediately preceding the calendar
   year  which contains the Participant's Required Beginning
   Date. For distributions beginning after the Participant's
   death,  the  first  Distribution  Calendar  Year  is  the
   calendar  year  in which distributions  are  required  to
   begin pursuant to paragraph (e).
             (iv) LIFE EXPECTANCY. Life Expectancy and Joint
   and  Last Survivor Expectancy are computed by use of  the
   expected  return multiples in Tables V and VI of  Section
   1.72-9 of the Income Tax Regulations.
             Unless otherwise elected by the Participant (or
   Spouse,  in  the  case  of  distributions  described   in
   paragraph (e)(ii)(B) above) by the time distributions are
   required   to   begin,   Life   Expectancies   shall   be
   recalculated annually. Such election shall be irrevocable
   as  to the Participant (or Spouse) and shall apply to all
   subsequent  years. The Life Expectancy  of  a  non-Spouse
   Beneficiary may not be recalculated.
             (v) PARTICIPANT'S BENEFIT.
          (A)  The account balance as of the last valuation date in
            the calendar year immediately preceding the Distribution
            Calendar Year (Valuation Calendar Year) increased by the
            amount of any contributions allocated to the account balance as of dates in the Valuation Calendar Year after the
            valuation date and decreased by distributions made in the
            Valuation Calendar Year after the valuation date.
          (B)  Exception for second Distribution Calendar Year. For
            purposes of clause (A) above, if any portion of the minimum distribution for the first Distribution Calendar Year is
            made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum
            distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.
             (vi) REQUIRED BEGINNING DATE.
          (A) GENERAL RULE. The Required Beginning Date of a
     Participant  is the first day of April of the  calendar
     year   following  the  calendar  year  in   which   the
     Participant attains age 70-1/2.
           (B)  TRANSITIONAL  RULES. The Required  Beginning
     Date  of  a  Participant who attains age 70-1/2  before
     January  1,  1988, shall be deter- mined in  accordance
     with (1) or (2) below:
                (1)  Non-Five Percent Owners.  The  Required
          Begin-  ding Date of a Participant who  is  not  a
          Five  Percent Owner is the first day of  April  of
          the  calendar year following the calendar year  in
          which the later of retirement or attainment of age
          70-1/2 occurs.
                 (2)   Five  Percent  Owners.  The  Required
          Beginning  Date of a Participant  who  is  a  Five
          Percent  Owner  during  any year  beginning  after
          December  31,  1979,  is the first  day  of  April
          following the later of: (I) the calendar  year  in
          which the Participant attains age 70-1/2, or  (II)
          the  earlier of the calendar year with  or  within
          which  ends the Plan Year in which the Participant
          becomes a Five Percent Owner, or the calendar year
          in which the Participant retires.
            The Required Beginning Date of a Participant who
       is  not  a Five Percent Owner who attains age  70-1/2
       during 1988 and who has not retired as of January  1,
       1989, is April 1,1990.
            (C) Five Percent Owner. A Participant is treated
       as   a  Five  Percent  Owner  for  purposes  of  this
       paragraph  (f) if such Participant is a Five  Percent
       Owner  as  defined  in Section  416(i)  of  the  Code
       (determined  in  accordance  with  Section  416   but
       without  regard to whether the Plan is top heavy)  at
       any  time during the Plan Year ending with or  within
       the calendar year in which such Owner attains age 66-
       1/2 or any subsequent Plan Year.
             (D)  Once  distributions have begun to  a  Five
       Percent  Owner  under this paragraph (f),  they  must
       continue  to  be distributed, even if the Participant
       ceases  to  be  a Five Percent Owner in a  subsequent
       year.
(g)    TRANSITIONAL RULE.
    (i)  Notwithstanding  the  other  requirements  of  this
Section 7.9 and subject to the requirements of Sections  7.4 through  7.8,  distribution on behalf  of  any  Participant, including  a  Five Percent Owner, may be made in  accordance with  all of the following requirements (regardless of  when such distribution commences):
            (A) The distribution is one which would not have
       disqualified the Plan under Section 401(a)(9) of  the
       Internal Revenue Code as in effect prior to amendment
       by the Deficit Reduction Act of 1984.
             (B)  The distribution is in accordance  with  a
       method  of distribution designated by the Participant
       whose  interest  is  being  distributed  or,  if  the
       Participant  is  deceased, by a Beneficiary  of  such
       Participant.
             (C) Such designation was in writing, was signed
       by  the Participant or the Beneficiary; and was  made
       before January 1, 1984.
             (D) The Participant had accrued a benefit under
       the Plan as of December 31, 1983.
            (E) The method of distribution designated by the
       Participant or the Beneficiary specifies the time  at
       which  distribution will commence,  the  period  over
       which distributions will be made, and in the case  of
       any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.
          (ii) A distribution upon death will not be covered
     by this transitional rule unless the information in the
     designation contains the required information described
     above with respect to the distributions to be made upon
     the death of the Participant.
           (iii) For any distribution which commences before
     January  1,1984, but continues after December31,  1983,
     the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under  which  the
     distribution   is   being  made  if   the   method   of
     distribution   was  specified  in   writing   and   the
     distribution    satisfies    the    requirements     in
     subparagraphs (g)(i)(A) and (E).
           (iv) If a designation is revoked any subsequent distribution must satisfy the requirements of Section
     401(a)(9)  of  the  Code and the  Proposed  Regulations
     thereunder.  if a designation is revoked subsequent  to
     the  date  distributions  are required  to  begin,  the
     Custodian  must distribute by the end of  the  calendar
     year   following  the  calendar  year  in   which   the
     revocation  occurs the total amount not yet distributed
     which would have been required to have been distributed
     to  satisfy  Section  401(a)(9) of  the  Code  and  the
     Proposed  Regulations thereunder, but for  the  Section
     242(b)(2) election. For calendar years beginning  after
     December  31,  1988, such distributions must  meet  the
     minimum distribution incidental benefit requirements in
     Section 1.401(a)(9)-2 of the Proposed Regulations.  Any
     changes in the designation will be considered to  be  a
     revocation  of  the  designation.  However,  the   mere
     substitution  or  addition of another Beneficiary  (one
     not  named  in  the designation) under the  designation
     will not be considered to be a revocation of the designation, so long as such substitution or addition does not after the period over which distributions  are
     to   be   made  under  the  designation,  directly   or
     indirectly  (for  example,  by  altering  the  relevant
     measuring  life).  In the case in which  an  amount  is
     transferred  or  rolled over from one plan  to  another
     plan, the rules in Q&A J-2 and Q&A J-3 shall apply.
           7.10  ANNUITY  CONTRACTS.  Any  annuity  contract
     distributed  under  this Plan must be  nontransferable.
     The   terms  of  any  annuity  contract  purchased  and
     distributed  by  the  Plan to a Participant  or  Spouse
     shall  comply with the requirements of this  Plan.  The
     Custodian will not issue annuity contracts. The Plan Administrator shall be responsible for the purchase of any  annuity contracts required to be distributed under
     the  terms of this Plan. The Custodian shall  pay  over
     the  amount required to purchase such annuity  contract
     to  the  Plan Administrator or directly to the  annuity
     issuer   designated  by  the  Plan  Administrator,   as
     directed   by   the  Plan  Administrator   in   written
     instructions to the Custodian.
           7.11(a)  DIRECT ROLLOVER ELECTION.  This  Section
     applies  to  distributions made on or after January  1,
     1993. Notwithstanding any provision of the Plan to  the
     contrary  that  would otherwise limit  a  distributee's
     election  under this Section, a distributee may  elect,
     at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover  distribution  paid directly  to  an  eligible
     retirement  plan  specified by  the  distributes  in  a
     direct rollover.
                  (b) DEFINITIONS.
                 (i)  ELIGIBLE  ROLLOVER  DISTRIBUTION:   An
          eligible rollover distribution is any distribution
          of all or any portion of the balance to the credit
          of   the  distributee,  except  that  an  eligible
          rollover   distribution  does  not  include:   any
          distribution   that  is  one  of   a   series   of
          substantially  equal periodic payments  (not  less
          frequently  than annually) made for the  life  (or
          life  expectancy) of the distributee or the  joint
          lives   (or  joint  life  expectancies)   of   the
          distributes   and  the  distributee's   designated
          beneficiary,  or  for a specified  period  of  ten
          years or more; any distribution to the extent such distribution is required under Section 401(a)(9)
          of  the  Code; and the portion of any distribution
          that is not includible in gross income (determined
          without regard to the exclusion for net unrealized appreciation with respect to employer securities).
                (ii)  ELIGIBLE RETIREMENT PLAN: An  eligible
          retirement   plan  is  an  individual   retirement
          account  described in Section 408(a) of the  Code,
          an  individual  retirement  annuity  described  in
          Section  408(b)  of  the  Code,  an  annuity  plan
          described  in  Section 403(a) of the  Code,  or  a
          qualified trust described in Section 401(a) of the
          Code,  that  accepts  the  distributee's  eligible
          rollover distribution However, in the case  of  an
          eligible  rollover distribution to  the  surviving
          spouse,   an  eligible  retirement  plan   is   an
          individual   retir~  ment  account  or  individual
          retirement annuity.
                (iii) DISTRIBUTEE: A distributee includes an
          employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
          Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
                (iv) DIRECT ROLLOVER: A direct rollover is a
          payment by the Plan to the eligible retirement plan specified by the distributee.

                          SECTION B

                     PLAN ADMINISTRATOR

                   (a)  The Plan Administrator shall be  the
   Employer unless the Employer has designated another person or business entity as the Plan Administrator under paragraph 6 of the Participation Agreement. A designated Plan Administrator may resign at any time by filing a written notice of resignation with the Employer and may be removed at any time by the Employer. In the event of a vacancy in the office of Plan Administrator, the Employer may appoint a successor, in which event, the Employer shall notify the Custodian of the change in the office of Plan Administrator by delivering a signed and completed copy of an amended Participation Agreement to the Custodian prior to the end of the Plan Year for which such change is effective. The Custodian shall be protected in acting upon the directions of the Plan Administrator designated in the most recent Participation Agreement of the Employer filed with the Custodian until receipt of the amended Participation Agreement giving notice of the change in Plan Administrator.
                    (b)   The   Plan   Administrator   shall
   administer the Plan in accordance with its terms and shall have all powers necessary to effectuate the provisions of the Plan. The Plan Administrator shall interpret the Plan and determine all questions arising in the administration, interpretation and application of the Plan, and shall, from time to time, formulate and issue such rules and regulations as may be necessary for the purpose of administering the Plan. Any determination, rule or regulation issued by the Plan Administrator shall be conclusive and binding on all persons, except as may otherwise be provided herein.
                   (c)  Except as may otherwise be provided,
   whenever under the provisions of the Plan the Employer shall have authority right or power to act, such action shall be evidenced by a written document signed by the Plan Administrator. The Plan Administrator shall have the authority to give to the Custodian, in writing, any other notice or direction permitted by the terms of the Plan, and the Custodian shall be entitled to rely upon such writing until such time as the Plan Administrator shall file a written revocation of the notice or direction with the Custodian.
                   (d)  The Plan Administrator shall keep  a
   record of all his actions, and shall keep such books of account, records and other data as may be necessary for the proper administration of the Plan. The Plan Administrator shall notify the Custodian and the Employer of any action taken and, when required, shall notify any other interested person or persons.
                   (e)  The Plan Administrator shall  timely
   file, or cause to be timely filed, all annual reports, financial and other statements as may be required of the Plan Administrator by any federal or state statute, agency or authority. The Plan Administrator shall timely furnish, or cause to be furnished, all such reports, statements and other documents as may be required by any federal or state statute, agency or authority to be furnished by the Plan Administrator to any Participant, Beneficiary or interested party.
                   (f) The Plan Administrator shall have the
   authority to accept service of process on behalf  of  the
   Plan.
                   (g)  If  the  Plan  Administrator  is  an
   Employee, he shall not be compensated.
                   (h)  In the event of the death of a  sole
   proprietor Employer who was serving as Plan Administrator, the estate of the sole proprietor shall be deemed the Plan Administrator. In the event of the dissolution of a partnership Employer that was serving as Plan Administrator, the remaining ex-partners shall collectively be deemed the Plan Administrator.

                          SECTION 9

            FIDUCIARY DUTIES AND RESPONSIBILITIES

           9.1 All fiduciaries shall discharge their duties with respect to the Plan and/or Trust solely in the interest of the Participants and Beneficiaries; for the exclusive purpose of providing benefits to participating Employees and their Beneficiaries, and defraying reasonable expenses of administering the Plan and/or Trust; with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use; and in accordance with the Plan documents and instruments insofar as such documents and instruments are consistent with the provisions of the Self-Employed Individuals Retirement Act of 1962, and the Employee Retirement Income Security Act of 1974, and any acts amendatory thereof.
          9.2 To the extent that a fiduciary may be relieved of liability under Section 410(a) of ERISA for breach of any responsibility, obligation or duty provided for by Title I,
Part 4 of ERISA, no fiduciary shall be liable for any action or failure to act hereunder, except for bad faith, willful misconduct or gross negligence. To the extent that a fiduciary may be relieved of liability under Section 410(a) of ERISA for a breach by another fiduciary of any responsibility, obligation or duty provided for by Title I,
Part 4 of ERISA, no fiduciary shall be liable for a breach committed by any other fiduciary unless the fiduciary:
                  (a) Knowingly participated in or knowingly concealed a breach by such other fiduciary;
                   (b)  By  its failure to comply  with  the
   fiduciary duties set out in Section 9.1, it has enabled such other fiduciary to commit a breach; or,
                   (c)  It  has  failed to  make  reasonable
   efforts under the circumstances to remedy the breach of another fiduciary of which it has knowledge.
                   To the same extent, no fiduciary shall be personally liable for the acts or omissions of any attorney or agency employed by the fiduciary hereunder, if such attorney or agent shall have been selected with reasonable care.

                         SECTION 10

                      CLAIMS PROCEDURE
                   10.1  If  an Employee, or his Beneficiary
   shall make a claim for Benefits under the Plan, the clain shall be referred to the Plan Administrator for resolution. Within thirty (30) days after receipt of a claim the Plan Administrator shall render a written decision concerning the merits of the request If the claim is denied, the written decision shall set forth:
                  (a) The specific reason or reasons for the
   denial;
                   (b)  Specific reference to pertinent Plan
   provisions on which the denial is based;
                    (c)  A  description  of  any  additional
   material or information; and
                   (d)  An  explanation of the Plan's  claim
   review procedure.
   If a claimant is not furnished a written decision containing such information within thirty (30) days, the claim shall be deemed denied and automatically proceed to the review stage.
                   10.2  The  claimant may  file  a  written
   request with the Plan Administrator for a review of the decision rendered under paragraph 10.1 within sixty (60) days after receiving a written decision denying the claim, or, if no written decision is rendered, within ninety (90) days after filing the claim. The claimant may review pertinent Plan documents prior to such request, and submit written issues and comments. The Plan Administrator shall render a written decision within thirty (30) days after receipt of the request for review, setting forth the specific reasons for the decision in language calculated to be understood by the claimant, with specific reference to the pertinent Plan provisions on which the decision is based.

                         SECTION 11

                  AMENDMENT AND TERMINATION

     11.1 The Plan may be amended at anytime by the Board of Directors of Nicholas Company, Inc., provided that no such amendment shall be effective which shall cause or permit:
           (a) Any portion of the assets held by the Custodian to be diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries; or
           (b) Any portion of such assets to revert to or to become the property of the Employer.
          No such amendment shall take effect until at least ten (10) days after the mailing of notice by regular mall to the last known address of each Employer affected thereby.
      11.2 The Employer may (a) change the choice of options in the Participation Agreement for any Plan Year by delivering a signed and completed copy of such amended Participation Agreement to the Custodian prior to the end of such Plan Year, (b) add overriding language in the Participation Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (c) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under
Section 412(d) of the Code, will no longer participate in this Master Plan and will be considered to have an individually designed plan.
      11.3 No amendment to the Plan or the Participation Agreement shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under
Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.
      11.4 If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the non-forfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where such language appears.
      The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
   (1) 60 days after the amendment is adopted;
   (2) 60 days after the amendment becomes effective; or
   (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.
     11.5 The Employer shall have the right to terminate the Plan upon sixty (60) days notice in writing to the
Custodian. The Plan shall automatically terminate on the death of the Employer, if the Employer is a sole proprietor, or upon the termination of the partnership, if the Employer is a partnership, unless provision is made by a successor to the business of the Employer for the continuation of the Plan.
      11.6 Upon termination of the Plan, all assets held by the Custodian shall be distributed as soon as is administratively feasible to the Participants pursuant to the provisions of Section 7 hereof.

                         SECTION 12

         TRANSFERS TO AND FROM OTHER QUALIFIED PLANS

      12.1 The Employer may cause to be transferred in cash to the Custodian the assets held (whether by a trustee, Custodian, or otherwise) in respect of any other self-employed retirement plan which satisfies the applicable requirements of the Internal Revenue Code and which is maintained by the Employer for the benefit of any of the Participants. Any cash so transferred shall be accompanied by written instructions from the Plan Administrator naming the persons for whose benefit such cash has been transferred and showing separately the respective contributions by the Employer and by the Participants and the amount of cash attributable thereto.
      12.2 Upon receipt of any cash transferred to it pursuant to Section 12.1, the Custodian shall immediately invest such moneys in designated whole or fractional Investment Company Shares and, in accordance with the instructions of the Plan Administrator, make appropriate credits to the accounts of the persons for whose benefit such cash has been transferred. Provided, however, the Employer may not cause to be transferred to this Plan and credited to the Profit Sharing Plan Account Balance(s) of Participants any assets held in respect of any retirement plan which is a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code. Provided further that the Plan Administrator shall not permit any transfer to this Plan, and no transaction amending or having the effect of amending a plan or plans to transfer benefits to this Plan shall be permitted, if such transfer or similar transaction would result in elimination or reduction of: any benefits described in Section 411(d)(6)(A) of the Code; any early retirement benefits or retirement-type subsidies described in Section 411(d)(6)(B)(i) of the Code; or any optional forms of benefit described in Section 411(d)(6)(B)(ii) of the Code. The preceding sentence shall not apply to the extent that any such benefits have not accrued or that elimination or reduction of such benefits would be permitted by applicable regulations under the Code. Any amounts so credited as contributions previously made by the Employer or by such persons under such other Plan, as specified by the Plan Administrator, shall be treated as contributions previously made under the Plan by the Employer or by such persons, as the case may be. Transferred amounts representing accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code shall be credited to a separate ADEC Rollover Account as described in Section 4.6.
     12.3 The Employer may request the Custodian to transfer Plan assets held by the Custodian to itself or any bank as Custodian or trustee of any other plan maintained by the Employer which satisfies the requirements of the Internal Revenue Code, provided that such transfer is permitted by such other plan and the Custodian is provided with (a) a letter of direction signed by the Owner or all partners directing the transfer of Plan assets, which letter shall indicate the name of the successor trustee or Custodian and verify that a new qualified plan has been established with such successor; (b) a signed acceptance by the successor Custodian or trustee of the new plan verifying that the plan is a qualified retirement trust and indicating the date of qualification and Internal Revenue Service qualification number; and (c) such other information as the Custodian may require.
     12.4 In the event of a merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall, if the plan then terminates, receive a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer, assuming that the plan had then terminated.

                         SECTION 13

                        MISCELLANEOUS

      13.1 Neither the establishment of the Plan, including the execution of the Custodial Agreement and the Participation Agreement, nor any modification or amendment thereof, nor the creation of any fund or account, nor the payment of any benefit, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Custodian except as herein provided; and in no event shall the terms of employment of any Participant be modified or enlarged or in any way affected hereby.
      13.2 The benefits provided hereunder shall not be subject to any voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined by the Plan Administrator to be a "qualified domestic relations order," as defined in Section 4l4(p) of the Code or is a domestic relations order entered before January 1985.
      13.3 The masculine gender wherever used in this Plan shall include the feminine as well; the singular shall include the plural, and the plural the singular wherever appropriate for the proper interpretation of this Plan.
      13.4 This Plan shall be construed, administered and enforced according to the laws of the State of Wisconsin where not superseded by federal law. In the event of a conflict between the terms of this Plan and those of the Custodial Agreement, the former shall prevail.

                         SECTION 14

                       EFFECTIVE DATE

     This Plan, as amended, is declared effective commencing with the Plan Year commencing January 1, 1989, subject to the Employer obtaining a determination from the Internal Revenue Service ("IRS") that the Plan and its supporting documents meet the requirements for qualification contained in the Code (unless the Employer is permitted by applicable IRS rulings or procedures to rely on the IRS opinion letter approving the form of this master Plan without obtaining a determination with respect to the Employer's plan). If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this master plan and will be considered an individually designed plan.

               NICHOLAS MASTER RETIREMENT PLAN
                FOR SELF-EMPLOYED INDIVIDUALS
                     CUSTODIAL AGREEMENT

SECTION 1. PURPOSE AND APPLICATION OF AGREEMENT
   The purpose of this Custodial Agreement is to provide for the receipt of contributions made under the Nicholas Master Retirement Plan for Self-Employed Individuals hereinafter "Plan") and the investment of the contributions and the earnings thereon in Investment Company Shares for the exclusive benefit of the Participants in said Plan.

SECTION 2. DEFINITIONS.
   All terms defined in the Plan shall have the same meaning
   when  used in the Custodial Agreement unless the contrary
   is   specifically   expressed  or  the  context   clearly
   indicates otherwise.

SECTION 3. PARTICIPANTS' ACCOUNTS.
   The Custodian shall open and maintain the following accounts for each individual as the Plan Administrator shall from time to time certify to the Custodian as a Participant in the Plan:
       (a) a Profit Sharing Account which shall consist of that portion of all contributions of the Employer under the Employer's Profit Sharing Plan Participation Agreement allocated to the Participant, and earnings thereon;
       (b) a Money Purchase Plan Account which shall consist of that portion of all contributions of the Employer under the Employer's Money Purchase Plan Participation Agreement allocated to the Participant, and earnings thereon;
       (c) a Voluntary Contribution Account for the voluntary contributions made by the Participant and earnings thereon; and
       (d) a Rollover Contribution Account or ADEC Rollover Account for any rollover contributions of a Participant as described in Section 4.6 of the Plan, and earnings thereon.

SECTION 4. RECEIPT AND INVESTMENT OF CONTRIBUTIONS.
              4.1 All contributions shall be made only by or through the Employer. Notwithstanding the preceding sentence, rollover contributions as described in Section
   4.6 of the Plan may be transferred directly to the Custodian from the distributing plan. All contributions shall be in cash. Each Participant shall direct the Plan Administrator as to the specific Investment Company Shares to be purchased with such contributions.
              4.2 All contributions shall be in accordance with the terms of the Plan and shall be accompanied by signed written instructions from the Plan Administrator to the Custodian indicating the amount thereof which is to be allocated to each Participant's Account and any portion thereof which is the Participant's voluntary contribution. In addition, each set of such instructions shall designate for each Participant the Investment Company(ies) in which the Participant has directed the Plan Administrator to cause the contribution made by or on behalf of the Participant to be invested.
             4.3 In the event that the Custodian in its sole
   discretion shall determine that the Plan Administrator's instructions are inadequate, the Custodian may return the contribution to the Plan Administrator without any liability Immediately upon receipt of contributions by or on behalf of a Participant, the Custodian shall invest such contributions in whole or fractional Shares of the Investment Company designated by the Plan Administrator, pursuant to the direction of the Participant, at the price and in the manner in which such Shares are then being publicly offered by the Investment Company, which shares shall then be appropriately credited to the
   Participant's Account. All distributions received on Investment Company Shares held in a Participant's Account shall be reinvested in such Shares and credited to such Participant's Account. If any distribution of Investment Company Shares may be received at the election of the shareholder in additional shares or in cash or other property the Custodian shall elect to receive such distribution in additional Investment Company Shares.
              4.4 The minimum initial contribution which the Custodian shall be required to accept with respect to either the Profit Sharing Plan or the Money Purchase Plan shall be $500 per Participant if either the Nicholas Fund or Nicholas Income Fund is designated as the Investment Company, $1,000 per Participant if Nicholas II is designated as the Investment Company, and $2,000 per Participant if Nicholas Limited Edition, Inc. is designated as the Investment Company. The minimum contribution which the Custodian shall thereafter be required to accept shall be $100 per Participant.

SECTION 5. DISTRIBUTIONS.
             Distributions and repayments shall be made only as authorized or required by the Plan. The Custodian shall make such distributions on the basis of information supplied in writing by the Plan Administrator and shall be fully protected in so doing.

SECTION 6. BENEFICIARY DESIGNATION.
              If a Participant, as permitted by the Plan, designates a beneficiary to receive any undistributed balance of the Participant's Account(s) on the Participant's death, the Plan Administrator shall file such designation with the Custodian. In the absence of an effective designation so filed, any such undistributed balance shall, on the Participant's death, be paid pursuant to Section 7.5 of the Plan.

SECTION 7. RELIANCE UPON RECORDS, CERTIFICATES, ETC.
              7.1 Notices and communications from the Plan Administrator or Employer to the Custodian shall be considered to have been made only upon delivery to the main office of the Custodian in Milwaukee, Wisconsin. All notices and other communications from the Custodian to the Employer, the Plan Administrator or any Participant shall be considered sufficient if mailed by regular first class mail (unless other- wise required herein) to the Employer's last address as listed on the Custodian's records.
              7.2 The Custodian may rely upon any affidavit, certificate, letter, notice, telegram or other paper or document believed by it to be genuine, and upon any evidence believed by it to be sufficient, and it shall not be liable for any payment made hereunder if made in good faith and without actual notice or knowledge of any fact which would make such payment improper. The Custodian may rely upon any instructions received from the Plan Administrator and may conclusively presume, without any duty to inquire, that all instructions of the Plan Administrator regarding specific Investment Company Shares to be purchased for a Participant's Account(s) reflect the directions of such Participant in accordance with the Plan.
              7.3 The Custodian shall be under no duty to examine the records of the Employer to determine the accuracy thereof or whether any certification has been or should have been made, or the accuracy of any information which shall have been received from the Plan Administrator or Employer, or whether any contribution under the Plan has been properly determined by the
   Employer, nor shall the Custodian have any duty or responsibility to enforce contributions.
              7.4 The Custodian shall not be liable for any action taken upon any certification or direction of the Plan Administrator or Employer, or for acting upon any written notice, certification or other document or writing believed by it to be genuine and to have been signed and delivered by proper person or persons. The Custodian shall be under no duty to make any investigation or inquiry as to statements contained in any such notice, certification or other document in writing, and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained but, in its sole and absolute discretion, the Custodian may require such further or additional evidence as to it may seem reasonable.
              7.5 The approval by the Employer of any report or accounting by the Custodian, including but not limited to an account by any resigned or removed Custodian, shall be a complete release and discharge of the Custodian or of such resigned or removed Custodian (as the case may
   be), if not prohibited by section 410(a) of ERISA, and shall be binding upon all Participants and all persons claiming under them. No successor Custodian shall be in any way liable or responsible for anything done or
   omitted   in  the  administration  of  the  Participant's
   Accounts prior to the date it becomes a Custodian. Anything herein to the contrary notwithstanding, the Employer shall be without power to approve any action taken by the Custodian which is in contravention of any of the terms or provisions of the Plan or Custodial Agreements.

SECTION 8. ACCOUNTING, RECORDS AND RETURNS.

             8.1 Within 90 days after the close of each Plan
   Year or the date of its removal or resignation, the Custodian shall file with the Employer an account of its administration of all transactions hereunder during the preceding year or from the close of the last Plan Year to the date of removal or resignation. If the Employer or the Plan Administrator has not objected to any accounting by the Custodian within 90 days of receipt thereof, such accounting shall be deemed to have been approved by the Employer and the Plan Administrator. All transactions hereunder shall be recorded by the Custodian in records open to inspection by the Employer or persons designated by the Employer.
              8.2 The Custodian shall file with the Internal Revenue Service such returns and other information required of it pursuant to the Internal Revenue Code.
              8.3 The Custodian shall mail to the Employer all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to Investment Company Shares held hereunder, which notices, etc. shall be distributed by the Plan Administrator to the appropriate Participants.

SECTION 9. COMPENSATION OF THE CUSTODIAN.
              The Custodian shall receive compensation for its services hereunder in accordance with the current schedule of rates as agreed to between Nicholas Company, Inc. and the Custodian.

SECTION 10. RESIGNATION AND REMOVAL OF THE CUSTODIAN.
             10.1 The Custodian may resign by giving written notice to Nicholas Company, Inc. by certified or registered mail, which resignation shall be effective no less than sixty (60) days after receipt by Nicholas Company, Inc. of such notice, unless otherwise agreed by the Custodian and Nicholas Company, Inc. In the event of resignation by the Custodian, Nicholas Company, Inc. shall amend the Plan in accordance with Section 11.1 of the Plan and create a new trust or other funding vehicle within sixty (60) days after receipt of the notice of resignation. Should Nicholas Company, Inc. fail so to act, the Plan shall terminate and the Participant's Accounts shall be distributed in accordance with Section
   11.5 of the Plan.
               10.2 The Board of Directors of Nicholas Company, Inc. may remove the Custodian by giving written notice by certified or registered mail, which removal shall be effective no less than sixty (60) days after receipt by the Custodian of such notice, unless otherwise agreed by the Custodian and Nicholas Company, Inc. In the event of removal of the Custodian, Nicholas Company, Inc. shall amend the Plan in accordance with Section 11.1 of the Plan and create a new trust or other funding vehicle within sixty (60) days after the Custodian's receipt of the notice of removal. Should Nicholas Company, Inc. fall so to act, the Plan shall terminate and the Participant's Accounts shall be distributed in accordance with Section
   11.5 of the Plan.

SECTION 11. CONCERNING THE CUSTODIAN.
               11.1   The  Custodian  need  not  engage   in
   litigation unless first indemnified against expense by the Employer or unless the litigation is occasioned by the fault of the Custodian or involves a question of its fault.
          11.2 Nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any powers, duties or responsibilities on the Custodian other than those set forth in this Agreement The Custodian shall be under no duty to take any other action unless the Employer or Plan Administrator shall furnish the Custodian with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian in writing.
             11.3 The Employer shall have the sole authority
   to  enforce  this  Agreement on behalf  of  any  and  all
   persons having or claiming any interest in the Participant's Account(s) by virtue of the Custodial Agreement or Plan. To protect the Participant's Account(s) from expenses which might otherwise be incurred, it is imposed as a condition to the acquisition of any interest in the Participant's Account(s), and it is hereby agreed, that no person other than the Employer may institute or maintain any action or proceeding against the Custodian in the absence of written authority from the Employer or a determination of a court of competent jurisdiction that in refusing such authority the Employer has acted fraudulently or in bad faith
              11.4 The Custodian shall have the following specific powers:
       (a) To hold securities in its name or the name of a nominee;
       (b)  To employ suitable agents or counsel;
       (c) To continue to have the powers granted under this Agreement until final distribution of assets regardless of termination of the Plan or Custodial Agreements; and
       (d) To act in any jurisdiction without bond unless otherwise required by law.

SECTION 12. RULES AND REGUMTIONS.
   The Custodian shall, from time to time, formulate and issue such rules and regulations as it may deem necessary for the purpose of its administration of the Plan, but no such rule or regulation shall be effective which shall attempt to divest any Participant from any beneficial interest or right accruing to him under the terms hereof, or which shall attempt to vest in the Employer at any time any property rights in or to funds or property held by the Custodian.

SECTION 13. AMENDMENT
   The Custodian may with the approval of Nicholas Company, Inc. amend the provisions of this Custodial Account at any time. Amendments may be retroactive, and may be applicable to existing as well as future Custodial Agreements of which this Custodial Agreement is a part, but no amendment, whether or not retroactive, shall take effect until ten (10) days subsequent to the mailing of notice thereof by the Custodian to each Employer, if any, whose Custodial Agreement will be affected thereby.


   EXHIBIT B


               NICHOLAS MASTER RETIREMENT PLAN

                     GENERAL INFORMATION

             In 1962, the Federal Government established the Self-Employed Individual Tax Retirement Act. It is commonly called the Keogh Act in honor of the sponsor. The purpose of the Act is to help self-employed individuals provide for their own retirement by establishing retirement plans. Your yearly contributions to a Keogh plan are a tax deductible expense, and the earnings of the fund accumulate tax-free until retirement.
              The  Nicholas Master Retirement Plan for Self-
   Employed Individuals includes two types of plans - a profit sharing plan allowing a flexible rate of contributions from year to year, and a money purchase plan requiring the same fixed rate of contributions each year. You can adopt either or both plans. If you adopt both, you will be considered as having two Keogh plans.
              The  Nicholas Company, Inc. provides you  with
   IRS approved master plan documents (consisting of the Basic Plan Document Number 01 and the Participation Agreement or Agreements you complete and sign), and also provides professional investment management through the Nicholas Family of Mutual Funds.
              You are responsible for administering the plan
   or plans you adopt in accordance with the terms of the plan documents and applicable laws and regulations, and for preparing any notices, descriptions, elections, consents, beneficiary designations, reports or similar materials that may be required in the course of administering your plan(s). Failure to operate your plan(s) in accordance with the master plan documents may result in disqualification of your plan(s) by the IRS, even though the IRS has approved the master plan documents. You should work in close consultation with your own professional advisors in adopting and administering a plan or plans.
              The  following  questions and answers  address
   questions that are frequently asked about Keogh plans.
              Many  facets of life have their own "language"
   and Keogh plans are no exception. A complete understanding of the terms and definitions of Keogh plans is necessary Defined terms used in the following "question and answer section" and the other Keogh documents are explained in Section 2 of the Nicholas Master Retirement Plan for Self-Employed Individuals. Please refer to these definitions frequently as you read this.

I. GENERAL
   (1)  WHO MAY ESTABLISH A KEOGH PLAN?
              Incorporated  businesses  cannot  establish  a
   Nicholas Plan. Generally, anyone who receives income for personal services in an unincorporated business may do
   so. Examples include persons running small commercial or industrial unincorporated businesses and professional
   people   in   private  practice.  Eligibility   in   some
   situations  can  be  more difficult  to  determine.  Many
   individuals   who   work  with   a   company,   such   as
   manufacturers' representatives, may still be considered self-employed and eligible for a Keogh plan on their own. Another example would be that some real estate agents are deemed independent contractors even though they work  for
   a  realtor organization. Where there is a question,  your
   tax  adviser or the IRS can usually clarify the situation
   quickly.
             Many people who work for corporations engage in
   part-time work for themselves and may set up a Keogh plan
   for that portion of their income.
   (2)  DO ALL YOUR EMPLOYEES HAVE TO BE COVERED?
               All   regular   "employees"  and   "non-owner
   partners" must be covered subject to the conditions noted
   below  These  people  may  not  exclude  themselves  from
   coverage.
     (a)  You may establish a waiting period of up to two years of service before entering the plan. You may establish a minimum age requirement for participation, but the minimum age may not be later than age 21. All owners must satisfy the same waiting period as their employees.
     (b) Part-time employees do not have to be covered. For example, a person who never works over 1,000 hours in a year may be considered a part-time employee. If 1,000 hours is established as the cutoff point, owners will not get credit for a "year of service" if they do not accumulate 1,000 hours of service. The cutoff point for a year of service can be set lower than 1,000 hours, but not higher. Refer to paragraph 3(b) of the Participation Agreement.
   (3)  MUST ALL "OWNERS" BE COVERED?
              All employees, including owner-employees, must
   be covered by the same rules governing participation.
   (4)    HOW   MUCH  MAY  BE  CONTRIBUTED  ON   BEHALF   OF
   PARTICIPANTS UNDER A KEOGH PLAN?
              An owner who maintains one or more Keogh plans
   for  his business or who maintains a defined contribution
   plan   may  contribute  up  to  the  lesser  of  25%   of
   compensation or $30,000 for each participant. The maximum deductible contribution to any profit sharing plan,
   however,   is   15%   of   compensation,   not   counting
   compensation in excess of $150,000. (The $30,000 and $150,000 limits are subject to cost of living increases announced by the IRS from time to time. See your tax
   adviser   for  further  information  on  the   applicable
   limits.)
               You  should  be  aware  that  the  percentage
   limitation  on  the  deductible  contribution   must   be
   computed  for owners by reducing the owner's compensation
   by the amount of the contribution made by the employer on
   behalf  of  the owner to the Plan (or any other qualified
   plan) and also by the amount of any self-employment tax deduction. The formula to determine the dollar amount of your contribution is to multiply the percentage of compensation you want to contribute within the above limits  by the following amount: [Your Net Profits  minus
   1/2 Self-Employment Tax] divided by [1 + Your Desired Contribution Percentage]. Please consult your tax adviser to determine the exact amount of the maximum deductible contribution you may make each year.
   Only  the first $150,000 of earned income or compensation
   is considered under the Nicholas Plan in determining contributions. The $150,000 limit applies, in many cases, to  the combined compensation of the owner and any spouse
   or children who are also employed by the business.
               Part-time,  self-employed  persons  can  also
   contribute  to a Keogh plan subject to the above  limits.
   It  is  recommended  that  the  part-time,  self-employed
   consult   their   tax   advisers   before   making    any
   contributions.
              The  percentage contributed for your employees
   is determined by the formula of your plan. You must contribute to each employee no less of a percentage than you contribute for yourself.
   (5)  WHAT IS A PARTICIPANT'S "COMPENSATION"?
              For  owners, "compensation" means the  owner's
   earned  income  (see  Section  2(h)  of  the  Plan).   In
   determining  earned income, any deductible  contributions
   made  by the employer on behalf of the owner to this Plan
   or any other qualified plan, and any deduction allowed to
   the   employer   for  self-employment  taxes,   must   be
   subtracted from the total earnings of the owner.
              For  other  participants, "compensation"  will
   mean either W-2 earnings or "compensation" as defined  in
   Section 415(c)(3) of the Internal Revenue Code. You  must
   select  the  applicable definition in  the  Participation
   Agreement.
              IRS  regulations identify W-2 compensation  as
   compensation  received by the employee from the  employer
   that  is  required  to  be  reported  as  wages  on   the
   employee's  Form  W-2  for income tax  purposes.  Section
   415(c)(3)(A)   of  the  Internal  Revenue  Code   defines
   "compensation" for any year to mean "the compensation  of
   the  participant  from the employer for  the  year."  IRS
   regulations    specify    that    Section    415(c)(3)(A)
   compensation  does  not  include:  contributions   to   a
   deferred compensation plan that are not taxable to the employee in the year of contribution; amounts realized upon the exercise of a non-qualified stock option; amounts realized upon the sale of stock acquired under a
   qualified  stock  option;  other  amounts  that   receive
   special tax benefits (such as group term life insurance premiums or amounts realized when restricted property is
   no   longer   subject  to  a  risk  of  forfeiture);   or
   distributions from a deferred compensation plan  (whether
   or not includable in the employee's gross income).
              You  must  also  elect  in  the  Participation
   Agreement whether "compensation" will include or  exclude
   contributions   made  pursuant  to  a  salary   reduction
   agreement  and which are not includable in the employee's
   gross  income  because  of Code Sections  125  [cafeteria
   plans],   402(a)(8)  [now  402(e)(3),  cash  or  deferred
   arrangements],  402(h)  [SEPs]  or  403(b)  [tax-deferred
   annuities].
              Employers  should consult their  tax  advisers
   regarding  which  definition of  "compensation"  is  most
   suitable to them.
   (6)   AM I LOCKED INTO THE SAME ANNUAL CONTRIBUTION  EACH
   YEAR?
              The  annual  contribution percentages  to  the
   profit  sharing  plan may be changed by the  employer  to
   allow for changes in business conditions. If you wish  to
   change your annual contribution percentage to the profit sharing plan, you must submit an amended Participation
   Agreement  to  the  custodian.  Fluctuations  in   annual
   contributions must not discriminate in favor of owners or
   be used as an income averaging device by owners.
   The  annual contribution percentage to the money purchase
   plan may not be varied from year to year because that may adversely affect the plan's tax status.
   (7)  WHAT ABOUT EMPLOYERS WITH OTHER KEOGH PLANS OR OTHER
   EMPLOYEE BENIFT PLANS?
             Generally, limits on contributions apply to the
   sum  of all plans maintained by a single employer. Please
   refer to Sections 6.2, 6.3 and 6.4 of the Nicholas Master Retirement Plan for Self-Employed lndividuals. Employers in  the situation described in Sections 6.3 or 6.4 of the
   Plan should consult their tax advisers regarding proper allocation to more than one Keogh plan.
   (8)   HOW LONG MAY CONTRIBUTIONS BE MADE ON BEHALF OF  AN
   OWNER?
             The owner may continue to make contributions to
   the plan as long as he continues to work.
   (9)  WHAT BENEFITS IS AN EMPLOYEE ENTITLED TO RECEIVE  IF
   HE LEAVES THE EMPLOYER?
              The Nicholas Plan provides that the account of
   a participant is 100% "vested" at all times (i.e., nonforfeitable, whether or not he continues to work for the employer). Consequently, a participant who leaves the employer would be entitled to receive 100% of his or her account.
   (10) WHEN CAN THE PAYMENT OF BENEFITS BEGIN?
              Payment of benefits generally may begin when a
   participant's employment terminates (including retirement
   or  death). However, the participant and, in some  cases,
   the participant's spouse, must sign a written consent  to
   any  payment  of benefits before the participant  reaches
   age 62 or, if later, the normal retirement age you specify in the participation agreement
              A  10%  additional tax (in addition to regular
   income taxes) is imposed on distributions before a self-employed participant reaches age 59-1/2, unless the participant makes a tax-free rollover or in situations
   where   certain  other  limited  exceptions  apply.   See
   question (12) for more information on rollovers.
               Generally,  benefit  distribution   for   all
   participants must begin by the April 1 following the calendar year in which the participant reaches age 70-
   1/2.  For  participants who attained  age  70-1/2  before
   January  1,  1989, special rules apply.   Please  consult
   your  tax adviser and Section 1.401(a)(9) of the Proposed
   Income  Tax Regulations concerning the timing and  amount
   of any required minimum distributions.
   (11) HOW MAY DISTRIBUTIONS BE MADE?
              In  the  case of married participants  in  the
   money purchase plan who die prior to the commencement of benefits, distributions from the money purchase plan must be made to the participant's surviving spouse in the form
   of a pre-retirement survivor annuity unless the married participant makes a qualified election to have benefits distributed in an optional form.
              In  addition, retirement benefits to a married
   participant in the money purchase plan must  be  paid  in
   the form of a qualified joint and survivor annuity and in
   the  form  of a life annuity to an unmarried participant,
   unless the participant makes a qualified election to have benefits distributed in an optional form.
             Distributions from the profit sharing plan to a
   participant or his beneficiary may be made in a single payment or in installments.
               If  a  participant  dies  before  his  entire
   interest  in  the profit sharing plan is  distributed  to
   him,  his  remaining interest may have to be  distributed
   within five (5) years. The five-year rule may also  apply
   to post-death distributions from the money purchase plan,
   if the participant was single or made a qualified election not to have benefits paid as a pre-retirement survivor annuity. Please refer to Section 7.9(e) of the
   Plan for additional details.
              The plan administrator (see question (24))  is
   responsible  for  making sure that  distributions  comply
   with the consent procedures and other requirements and restrictions described in Section 7 of the Plan.
   (12) HOW IS THE DISTRIBUTION TAXED?
              Unless  part of your distribution has resulted
   from assets transferred to the Nicholas Master Retirement
   Plan  for  Self-Employed Individuals from an older  plan,
   all distributions are taxed as ordinary income.
              If the entire amount is paid in one year it is
   considered  ordinary income. Participants who  turned  50
   before January 1, 1986 may elect a form of ten-year averaging. Other participants may be eligible to elect a
   special   five-year  forward  averaging  for   lump   sum
   distributions however, a distribution before  age  59-1/2
   to  a  self-employed individual on account of  separation
   from service does not qualify). Distributions taken in installments are taxed as ordinary income as received.
               Distributions   generally  are   subject   to
   mandatory 20% withholding for federal income taxes. Participants can avoid this withholding and defer taxes by electing to have the distribution paid directly to the trustee or custodian of an IRA or of another retirement plan that accepts rollovers. This type of transaction  is
   sometimes   called   a   "Direct  Rollover."   The   plan
   administrator (see question (24)) is required to  provide
   a  written  explanation of the mandatory withholding  and
   direct rollover rules before the distribution is made.
              Please  consult  your  tax  adviser  before  a
   distribution is made to review the alternatives  and  the
   tax.   Be   particularly  careful   if   you   made   any
   contributions to a Keogh plan before December  31,  1973.
   Your  tax adviser can determine, in such a situation,  if
   part  of  any  distribution is eligible for capital  gain
   treatment.
   (13) MAY VOLUNTARY CONTRIBUTIONS BE MADE?
             No.
   (14)   ARE   THERE   PENALTIES  IMPOSED   UNDER   CERTAIN
   SITUATIONS?
              There  may  be  a 10% penalty on distributions
   before age 59-1/2, as described in the answer to question
   (10) above. An individual receiving distributions from qualified retirement plans, tax sheltered annuities and
   IRAs in excess of $150,000 may be subject to a 15% excise
   tax. There are exceptions, however, for payments: (a)  to
   a  beneficiary after a participant's death; (b)  directed
   by a qualified domestic relations order; (c) of after-tax employee contributions; or (d) rolled over to an IRA or another qualified plan.
   (15) WHAT GOVERNMENT FORMS MUST BE FILED AND WHAT INFORMATION MUST BE DISTRIBUTED TO PARTICIPANTS?
               Most  adopting  employers  may  rely  on  the
   favorable opinion letters issued by the Internal Revenue Service to the Nicholas Company on the qualification of the Master Plan. The following employers may not rely  on
   the  opinion  letters issued by the IRS on  the  Nicholas
   Plan,   and  must  apply  to  the  IRS  for  a   separate
   determination  that their participation in  the  Nicholas
   Plan qualifies for favorable tax treatment:
              (a)  An  employer who maintains  or  ever  has
   maintained  another  qualified  plan  for  one  or   more
   employees who are covered by the Nicholas Plan(s),  other
   than  a  specified  paired plan  within  the  meaning  of
   Section 7 of Rev. Proc. 89-9, 1989-6 I.R.B. 14; or
             (b) An employer who maintains a welfare benefit
   fund  defined  in  Internal Revenue Code Section  419(e),
   which provides post retirement medical benefits allocated
   to separate accounts for key employees as defined in Code
   Section 419A(d)(3).
              If  either  of the two exceptions  apply,  the
   employer should request a determination letter as to whether the Nicholas Plan(s), considered with all related qualified plans and, if appropriate, welfare benefit
   funds,   satisfies  the  requirements  of  Code   Section
   401(a)(16)   as   to   limitations   on   benefits    and
   contributions in Code Section 415.
             An adopting employer must provide notice of the
   adoption (or amendment) of the Nicholas Plan(s) or, if applicable, of the intent to apply for a determination letter, to interested parties in accordance with the requirements of Sections 16, 17 and 18 of IRS Rev. Proc.
   94-6,  I.R.B.  1994-1, 142 (or any successor instructions
   from the IRS).
              The Internal Revenue Service and Department of
   Labor  require certain forms to be filed each  year.  The
   plan administrator (which is normally the employer) is responsible for filing these forms on a timely basis.
   These forms may be obtained directly from either of these agencies. Nicholas Company and the custodian will provide certain data each year that the employer or his plan administrator, can insert on the applicable forms. In the initial plan year and every third year, the employer must file  a  form number 5500C. In the intervening two  years
   the  employer must file a shorter, less complicated  Form
   5500R. One-participant plans may generally use Form 5500EZ, and may not need to file at all if total plan assets are $100,OOO or less.
              A  summary plan description, which is a "plain
   language"  description of the Plan must also be  prepared
   and submitted to the Department of Labor and to each new participant. A summary description of any amendments to the Plan must also be prepared, distributed to Plan participants, and filed with the Department of Labor each time the Plan is amended. In addition, each year the plan administrator must also distribute to each participant a summary of the annual report filed on the IRS Form 5500 series.
              Certain notices, elections and consents may be
   required in connection with beneficiary designations and benefit distributions. These requirements are detailed in specific Plan Document sections, especially Section 7.
              The IRS and Department of Labor may change the
   filing  and  notice  requirements  from  time  to   time.
   Employers,  or  their administrators, should  check  with
   their  legal tax advisers before the end of each calendar
   year. These functions are the responsibility of the plan administrator and neither Nicholas nor the custodian will monitor the employer's compliance.
   (16) HOW MANY INVESTMENT COMPANIES CURRENTLY ADVISED BY NICHOLAS COMPANY ARE AVAILABLE FOR CONTRIBUTIONS?
              Currently  Nicholas offers  a  choice  of  six
   mutual funds:
       -     Nicholas Fund
       -     Nicholas II
       -     Nicholas Limited Edition
       -     Nicholas Equity Income Fund
       -     Nicholas Income Fund
       -     Nicholas Money Market Fund
             See question (19) for information regarding the
   investment objectives of these funds. If you do not  have
   the   applicable  fund  prospectus,  please  contact  the
   Nicholas Family of Funds. The prospectus contains more complete information regarding charges and expenses. Read it carefully before you invest.
   (17) MUST ALL MY CONTRIBUTIONS BE MADE TO INVESTMENT COMPANIES ADVISED BY NICHOLAS COMPANY?
              All  contributions to this self-employed  plan
   must be invested in investment companies advised by Nicholas Company. However, employers may also contribute to other qualified retirement plans. Contributions to all
   plans  are  added together in regards to  maximum  limits
   allowed per year.
   (18)  WHY  SHOULD I CONSIDER A MUTUAL FUND FOR  MY  KEOGH
   ACCOUNT?
              A  mutual fund, through its adviser,  provides
   its investors with professional investment management. It
   also  provides  the  investor  with  diversification   of
   portfolio investments.
   (19)  WHAT  ARE THE INVESTMENT OBJECTIVES OF THE  VARIOUS
   MUTUAL FUNDS OFFERED BY NICHOLAS COMPANY?
              The  primary investment objective of  Nicholas
   Fund is capital appreciation, and securities are selected
   for  its portfolio on this basis. Current income will  be
   only a secondary factor in considering the selection of investments and incidental to the primary objective of appreciation. Nicholas II has an investment objective of
   long-term   growth  in  which  income  is   a   secondary
   consideration. Nicholas Limited Edition,  a  growth  fund
   with  a  similar objective of long-term growth  in  which
   income  is a secondary consideration, is limited  in  the
   amount and scope of its offering. The primary investment objective of Nicholas Equity Income Fund is to produce reasonable income, with moderate long-term growth as a secondary consideration. Nicholas Income Fund seeks high
   current  income  consistent  with  the  conservation   of
   capital  values. There are market risks inherent  in  any
   equity investment and there can be no assurance against possible loss in the value of the Fund's portfolio. Nicholas Money Market Fund has an investment objective of achieving as high a level of current income as is
   consistent   with   preserving  capital   and   providing
   liquidity.
   (20) WHEN MUST THE PLAN BE STARTED?
                The    Nicholas   Master   Retirement   Plan
   Participation  Agreement  must  be  signed  by  both  the
   employer  and  the  custodian  before  the  end  of   the
   employer's tax year (generally December 31). The minimum contribution is $500 for the Nicholas Fund and the Nicholas Income Fund, $1,000 for Nicholas II, and $2,000
   for  Nicolas Limited Edition, Nicholas Equity Income Fund
   and Nicholas Money Market Fund. This contribution must be received by the custodian at the time the plan is started.
             The balance of the employer's contribution must
   be received by the custodian prior to the due date of the
   employer's  tax  return  (generally  April  15)  or   any
   extension thereof.
   (21) WHAT FEES MUST BE PAID?
   Please refer to the enclosed fee schedule for a list and explanation of the current custodian fees.

II. PROCEDURES
   (22) HOW DO I ESTABLISH MY SELF EMPLOYED RETIREMENT PLAN AND MAKE MY INITIAL CONTRIBUTION?
              The  employer  must complete and  execute  two
   copies of the Participation Agreement and forward them directly to the custodian at the following address:
   Nicholas Master HR-10 Plan
   c/o Firstar Trust Company
   P0. Box 2944
   Milwaukee, Wisconsin 53201-2944
Along with the Participation Agreements, the employer must also forward to the custodian a completed and executed
Application   for   Participation  for   each   participant,
including each owner or partner. Each application must be approved by the plan administrator. The plan administrator must also obtain directions from each participant as to the investment fund(s) the participant desires the contribution on his or her behalf to be invested in. A completed initial Contribution Summary Form must be sent to the custodian
indicating  the  amount  contributed  on  behalf   of   each
participant  and  the  investment  fund(s)  in   which   the
participant has directed the contribution on his or her behalf to be invested. To establish a valid self-employed retirement plan, the above documents must be received by the custodian prior to the end of the employer's taxable year (generally December 31).
   (23)  WHAT IF A PARTICIPANT MAKES AN IMPRUDENT INVESTMENT
   DECISION?
      Department of Labor regulations under a federal law referred to as "ERISA 404(c)" describe conditions under which you (or any other administrator of your plan) may be relieved of responsibility or potential legal liability that
might   otherwise  apply  in  connection  with   participant
investment decisions.
     To   qualify  for  this  special  protection,  the  new
regulations   will   require   that   you   follow   certain
administrative procedures. Generally speaking, participants must be allowed to change investments at least quarterly, and they must be given certain disclosures regarding the investment options, how to give investment instructions, and whether the plan is intended to qualify for ERISA 404(c) protection.
              Please  consult an attorney with expertise  in
   this  area  for specific guidance on how to  qualify  for
   this protection.
   (24) WHAT IS A "PLAN ADMINISTRATOR"?
    Section  2(z)  of  the  Plan  and  Paragraph  6  of  the
Participation   Agreement  name  the   employer   as   "plan
administrator." An employer is permitted to delegate that duty to someone else (but not to the Nicholas Company or to the custodian) if he chooses. A plan administrator is
generally   responsible   for  transmitting   contributions,
payments  and information between the employer, participants
and   the  custodian.  The  specific  duties  of  the   plan
administrator are found in Section 8 of the Plan. There are additional duties and responsibilities placed on the plan administrator by regulations issued by the Internal Revenue Service and the U.S. Department of Labor, some of which are described in the answer to question (15) above. You should consult with your attorney or other counsel to determine those additional responsibilities.
   (25) HOW DO I MAKE ADDITIONAL CONTRIBUTIONS?
    You  should  forward  to  the custodian  a  Contribution
Summary  Form  with  each  contribution  submitted  to   the
custodian. The Contribution Summary Form should indicate the name of each participant for whom a contribution is being made, the amounts contributed and whether they are employer or rollover contributions, and the account number to which the additional contributions are being made. The form should
also   designate  the  investment  fund(s)  in   which   the
participant has directed the contribution for him or her  to
be   invested.  The  form  must  be  signed  by   the   plan
administrator. The minimum additional contribution is $100. Please notify Nicholas Company if you require additional Contribution Summary Forms.
(26)  HOW  WILL  I  KNOW  WHAT HAS  BEEN  INVESTED  FOR  THE
PARTICIPANTS' ACCOUNTS?
      Upon  receipt of your Contribution Summary  Form,  the
custodian   will  invest  contributions  in  the   specified
investment funds and will forward to the plan administrator a confirmation for each amount invested showing the dollar amount invested and the number of shares purchased by the contribution. At the end of the year, the custodian will forward to the plan administrator annual statements showing the contributions and dividend reinvestments for the account for the entire year.
(27)  WHAT  HAPPENS WHEN A NEW PARTICIPANT BECOMES  ELIGIBLE
FOR THE PLAN?
     When a new participant first becomes eligible he should execute an Application for Participation. At the time a contribution is first made for that participant, the plan administrator should approve his application and forward it to the custodian along with the Contribution Summary Form indicating his initial contribution. The plan administrator
should   also   have  the  participant   direct   the   plan
administrator   as   to   which   investment   fund(s)   the
contribution for that participant is to be invested in, and the plan administrator must designate the participant's investment choice on the Contribution Summary Form.
(28) WHAT HAPPENS WHEN A PARTICIPANT TERMINATES EMPLOYMENT? As soon as possible after a participant terminates employment with the employer, the plan administrator should complete the Benefit Payment Authorization Form, a sample of which is enclosed. The plan administrator should make additional copies of this form as necessary. If the reason for payment of benefit is death of the participant, a
participant's   certified  death  certificate,   beneficiary
designation (and/or survivor annuity benefit waiver and spousal consent) must be forwarded to the custodian with the Payment Authorization Form. If termination of employment is
due   to   disability,  a  doctor's  certification  of   the
disability must also be forwarded to the custodian. Please note that both the participant's signature and the plan administrator's signature must appear on the Benefit Payment Authorization Form.
       Your plan administrator is also responsible for complying with any notice, election, consent or other requirements specified in the plan documents (especially in
Section 7) relating to distributions.
(29) WHAT HAPPENS IF THE EMPLOYER INCORPORATES?
     If the employer incorporates, contributions to his self-employed plan must cease. You should consult your legal or tax advisers regarding the disposition of your Keogh plan before incorporating your business.
(30) MAY I TRANSFER MY CONTRIBUTIONS FROM ONE FUND TO ANOTHER AFTER THEY HAVE BEEN INVESTED?
      Yes, if you are interested in this, please contact Nicholas Company for details.
(31) MAY I ROLLOVER A DISTRIBUTION I RECEIVE FROM ANOTHER QUALIFIED RETIREMENT PLAN INTO EITHER OF THE NICHOLAS PLANS?
      Yes. The Internal Revenue Code was amended effective beginning in 1987 to remove certain restrictions on rollover contributions by key employees. Therefore, beginning in 1987, the Nicholas Plan will accept rollover contributions which qualify as tax-free rollovers under the requirements of the Internal Revenue Code. You should consult your tax adviser for more information and guidance about making a
rollover   contribution.  Please  note  that,  among   other
requirements, a rollover must be accomplished  within  sixty
(60) days of receipt of the distribution to qualify. In order to avoid mandatory tax withholding on a distribution from a qualified plan, a rollover should be made by means of
a   direct  payment  from  the  distributing  plan  to   the
custodian.
(32) WHERE CAN I GET MORE INFORMATION ABOUT THE NICHOLAS MASTER RETIREMENT PLAN FOR SELF-EMPLOYED INDIVIDUALS?
      If your question deals with general, legal or tax aspects of a self-employed retirement plan, you may obtain additional information from your local Internal Revenue Service office. Your attorney or other professional adviser
should   be   consulted  regarding   the   legal   and   tax
considerations of your using the Nicholas Master  Retirement
Plan.


NICHOLAS MASTER RETIREMENT PLAN

                      CHECKLIST OF ENCLOSURES

A. TO  BE FILLED OUT AND FILED WITH THE CUSTODIAN - FIRSTAR TRUST COMPANY


   1.  Participation  Agreements (Profit Sharing, Money  Purchase
       Plan or both) DUPLICATE - FORMS 1 and 2
   2.  Contribution Summary Form - FORM 3
   3.  Application for Participation (ONE FOR EACH PARTICIPANT) - FORM 4



B. TO  BE  FILED  WITH THE PLAN ADMINISTRATOR FOR FUTURE  USE  OR REFERENCE


   1.  Nicholas Company Master Retirement Plan - EXHIBIT A
   2.  Custodial Agreement - EXHIBIT A
   3.  General Information - EXHIBIT B
   4.  Benefit Payment Authorization - FORM 5


                                        CUSTODIAN FEES*

Annual Maintenance Fee per Participant**

   Account  Maintained                                     $12.50
   Transfer to Successor Trustee                            15.00
   Lump Sum or Partial Distribution to a Participant        15.00
   Systematic Withdrawal Plan Distributions                 No Fee
   Refund of Excess Contribution                            15.00
   Any Outgoing Wire                                         7.50

*THESE FEES MAY BE SUBJECT TO CHANGE
**DUE BY SETTEMBER 15th EACH YEAR OR DEDUCTED AUTOMATICALLY


700  North Water Street . Milwaukee Wisconsin . 53202-4276 . 414-272-6133

                             [logo]                                12/94

                                                              Form 1
NICHOLAS MASTER RETIREMENT PLAN


                                                        [ ] New
                                                        [ ] Amended

                        PARTICIPATION AGREEMENT
                         (PROFIT-SHARING PLAN)
                         (PAIRED PLAN 01-001)

   The _________________________________________ Retirement Plan
   The Sole Proprietor or Partnership named below (hereinafter called "Employer") hereby agrees to participate in the Nicholas Master Retirement Plan for Self-Employed Individuals (consisting of this Participation Agreement and Basic Plan Document Number
01) and the Nicholas Custodial Agreement effective for the calendar year ending December 31, 1 9__. (NOTE TO EMPLOYERS: If you are adopting this Plan as an amendment to an existing Profit-Sharing Plan in order to comply with the Tax Reform Act of 1986, insert "89" in this blank, or if later, the first year for which the existing plan was effective. The terms of this replacement Plan will be effective retroactively for all Plan Years beginning after 1988, except as otherwise specified in this Participation Agreement or in the Basic Plan Document.) The Employer also hereby agrees to be bound by said Plan and Custodial Agreement, as from time to time amended, and all terms and provision thereof. All words or terms defined in the Basic Plan Document shall have the same definition in this Participation Agreement. Participation by the Employer in said Plan and Custodial Agreement shall be upon the following additional terms and conditions:

   1.__________________________________________________________
                        Name of Employer

     __________________________________________________________
                        Street Address

     __________________________________________________________
     City                            State             Zip Code

     ___________________________________________________________
                 Nature of Business or Profession


      _________________________________________________________
           Employer's  Federal  Tax Identification Number

          (Enter  your  9-digit  employer  identification  number
          (EIN) assigned by IRS. If you do not have one, enter "applied for" and apply for one on Form SS-4, available from your local IRS office. This number will be needed for your Form 5500 CIR annual reports and other IRS filings. Notify us of your EIN as soon as one is assigned to you.)

Employer's Taxable Year for Federal Income Tax Purposes:

(    ) Calendar Year

(    ) Fiscal Year Ending

Serial  Number  of  the  Plan ___________________________________
(You should assign a three-digit number, beginning with "001" and continuing in numerical sequence, to each tax-qualified retirement plan you adopt. This numbering will differentiate your plans on reports or returns you file with IRS and other agencies. For instance, if this Plan is the only plan you maintain, enter "001", or if this Plan is the second plan you have adopted, enter "002".)

   2. EMPLOYER APPOINTS FIRST WISCONSIN TRUST COMPANY AS CUSTODIAN. Custodian shall invest all contributions received under the Plan in Investment Company Shares designated by the Plan Administrator and in accordance with the Custodial Agreement.

   3.   ELIGIBILITY.
   (a) Each Employee will be eligible to participate in this Plan in  accordance with Section 3 of the Basic Plan Document,  except the following:
         (i)   Employees  who  have  not  attained  the  age   of
         __________ (cannot exceed 21).

         (ii) Employees who have not completed ___________ Years of Credited Service (as defined in the Basic Plan Document). This requirement shall not be greater than two (2) years and shall be deemed to be two (2) years unless otherwise indicated. Employers may not use fractional Years of Credited Service.

         (iii) Employees who terminate employment (other than by reason of death or retirement) during the Plan Year with not more than 500 Hours of Service and who are not Employees as of the last day of the Plan Year. (NOTE TO
         EMPLOYERS: Under a special transition rule reflected  in
         Section 5.2 of the Basic Plan Document, Participants whose employment terminates during 1989 and who are not Employees as of December 31, 1989 other than because of death or retirement do not share in employer contributions to the Plan for 1989, even if they had more than 500 Hours of Service for 1989. All such Participants must nevertheless be treated as benefiting under the Plan in 1989 for purposes of the minimum participation and coverage rules under IRC Sections 401
         (a)(26) and 410(b). See Proposed Treasury Regulations Sections 1.401 (a) (26)-8(b) (6) and 1.410(b)-10(b)(2).)
For purposes of this Section, the term "Employee" shall include all employees of this Employer or any employee aggregated with this Employer under IRC Sections 414(b), (c), (m) or (o) and leased employees required to be considered employees of any such Employer under IRC Section 414(n) or (0).

   (b) The number of Hours of Service, as that term is defined in the Basic Plan Document, which shall constitute a Year of Service shall be ___________ hours. This amount shall be no greater than 1,000 hours and shall be deemed to read 1,000 hours unless a smaller number is filled in. (NOTE TO EMPLOYERS: The number you fill in is the number of Hours of Service an Employee must complete within the 12 month period after he or she is hired or after an anniversary of that date in order to receive a Year of Credited Service towards eligibility to participate in the Plan under paragraph 3(a) (ii) above. A former Participant will become a Participant immediately upon returning to the employ of the Employer.)

   4. COMPENSATION. (NOTE TO EMPLOYERS: The Nicholas Master Retirement Plan for Self-Employed Individuals formerly defined "Compensation" to mean a Participant's total W-2 earnings for the Plan Year. If you are adopting this Plan as an amendment to an existing Profit-Sharing Plan in order to comply with the Tax Reform Act of 1986, and the definition of Compensation elected below replaces another definition of Compensation under the existing plan, the definition elected below will be effective as of January 1 of the year after the year in which this Participant Agreement is executed. Employers also note: For any Self-Employed Individual covered under the Plan, Compensation means Earned Income, regardless of the definition selected below.)

Compensation will mean all of each Participant's (check one):

[ ] W-2 earnings
[ ] compensation (as that term is defined in Section 415(c)(3) of the Code - see Question 5 of your General Information form)

which is actually paid to the Participant during (check one):

[ ] the Plan Year
[ ] the taxable year ending with or within the Plan Year
[ ] the Limitation Year ending with or within the Plan Year.

Compensation (check one):

[ ] shall include
[ ] shall not include

Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Section 125, 402(a)(8), 402(h) or 403(b) of the
Code.

   5. CONTRIBUTIONS
   (a) Subject to the limitations contained in Section 6 (and the minimum contribution requirements of Section 4.2) of the Basic Plan Document, the Employer shall contribute on behalf of each
Participant an amount equal to ___________ percent of such individual's Compensation (limited to Earned Income for an Owner or Self-Employed Individual). Unless otherwise indicated, the percent of Compensation (or Earned Income for an Owner or Self-Employed Individual) shall be deemed to be 15%. The Employer may change the percentage of Compensation (or Earned Income for an Owner or Self-Employed Individual) to be contributed for a Plan Year by delivering a signed and completed copy of an amended Participation Agreement to the Custodian prior to the end of such Plan Year.
   (b)     If  checked  here [ ] by the adopting  Employer;  then
effective beginning with the first calendar year for which this Participation Agreement is effective (as specified in the first paragraph of this Participation Agreement), or effective instead beginning with the Plan Year ending December 31, 19__ (insert a year only if you want to delay the effective date to a later year), and notwithstanding any other provision of the Plan, the Employer contributions under subparagraph (a) above shall be made without regard to current or accumulated earnings and profits for the taxable year or years ending with or within the Plan Year for which the contribution is made. If the preceding sentence does not apply for a Plan Year; then Employer contributions under subparagraph (a) above shall be made out of current or accumulated Net Income and shall be ratably reduced in the event the Net Income of the Employer is less than the total contributions required to be made for such Plan Year under subparagraph (a) above. (Note to Employers: If you choose to have this subparagraph (b) apply, then you will be required to make the full contribution specified in subparagraph (a) each year whether or not you have any current or accumulated profits, and this Plan will still be considered a Profit-Sharing Plan.)
   (c) The Annual Addition for each Participant, as described in Section 6.5(a) of the Basic Plan Document, shall not exceed for any Limitation Year the lesser of the Defined Contribution Dollar Limitation ($30,000 or one4ourth of the defined benefit dollar limitation in effect for the Limitation Year under Section 415(b)(1) of the Code, whichever is greater) or 25% of the Participant's Compensation (limited to Earned Income for an Owner) for such Limitation Year.

   6. PLAN ADMINISTRATOR. The Plan Administrator is_____________. The Plan Administrator must not be the Custodian or the
sponsoring    organization   identified     in          paragraph
15, and shall be deemed to be the Employer unless otherwise indicated. The Employer shall notify the Custodian of any change in the Plan Administrator by delivering a signed and completed copy of an Amended Participation Agreement to the Custodian prior to the end of the Plan Year for which such change is effective. (Note to Employers: The Plan Administrator is the party who has the legal responsibility for administering and interpreting the Plan, as detailed more fully in Section 8 of the Basic Plan
Document. The Plan Administrator must, among other things, keep all necessary books and records relating to the Plan, file annual reports and other forms required by government agencies, and provide to or obtain from Participants or beneficiaries appropriate summaries, notices and elections regarding the Plan and benefits to be distributed under the Plan. The Custodian and Nicholas Company, Inc. do not provide plan administration services. Such services are available for a fee through other professional consultants and advisers.)

   7. CUSTODIAN'S FEES. The Custodian shall receive fees for its services in respect to each Participant's account in accordance with the attached fee schedule, which may be changed by the Custodian with advance notice from time to time. lf not separately included, any acceptance fee listed in the attached schedule will be deducted from the initial contribution received from the Employer. Any acceptance or other Custodian fees excluding annual maintenance or activity fees not separately included will be deducted equally from each Owner's contribution or account. Annual maintenance fees for each Participant's account and any fees directly related to activity in that Participant's account shall be deducted from his account. Annual maintenance fees will be deducted on the last business day in September of each year and activity fees will be deducted at the time incurred. Sufficient Investment Company Shares will be redeemed to cover this fee.
   Extraordinary services resulting from unusual administrative responsibilities not contemplated by this schedule will be subject to such additional charges as will reasonably compensate the Custodian for the services performed.

   8. EMPLOYER'S DUTIES. The Employer hereby agrees that it will distribute copies of the current prospectus of the appropriate Investment Company or Companies, the Basic Plan Document, the Custodial Agreement, and this completed Participation Agreement, to each and every Participant on whose behalf a contribution is made. The Employer or Plan Administrator also agrees to distribute to Participants, and file with the appropriate government agency, such forms (including annual reports, summary plan descriptions and any other forms) as may be required by the Internal Revenue Service, Department of Labor or any other government agency.

  9. AUTOMATIC TERMINATION OF PLAN. If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this Master Plan and will be considered an individually designed plan.

  10. LIMITATIONS ON ALLOCATIONS. If you maintain or ever maintained another qualified plan (other than paired plan 01-002) in which any Participant in this Plan is (or was) a participant or could possibly become a participant, you must complete this paragraph. You must also complete this paragraph if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(1)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan. (NOTE TO EMPLOYERS:
You do not need to complete this paragraph unless either: (a) you are currently maintaining another qualified defined contribution plan which is not a master or prototype plan; or (b) you are currently maintaining or have ever previously maintained a qualified defined benefit plan.)
  (a) If you maintain a qualified defined contribution plan, other than a master or prototype plan, the provisions of Section
6.2 of the Basic Plan Document will apply as if the other plan were a master or prototype plan, unless you provide another method below under which the plans will properly limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion (see your legal or tax counsel for guidance):

_________________________________________________________________

_________________________________________________________________

  (b) If the Participant is or ever has been a participant in a defined benefit plan maintained by you, provide language that will satisfy the 1.0 limitation of Section 415(e) of the Code. Such language must preclude employer discretion. See Section 1.415)1 of the Treasury Regulations and consult your legal or tax counsel for guidance:

_________________________________________________________________

_________________________________________________________________

  11. NORMAL RETIREMENT AGE. For each Participant Normal Retirement Age is age ___ (not to exceed 65). (NOTE TO EMPLOYERS:
If no age is specified, Normal Retirement Age shall be age 65. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory retirement age or the age specified in this paragraph).
  12. LIMITATION YEAR. The Limitation Year for purposes of the Plan shall be the 12-consecutive month period ending on _____ (Note to Employers: The Limitation Year is the period used for purposes of applying the annual limits on Plan contributions and allocations under paragraphs 5(c) and 10 above and Section 6 of the Basic Plan Document. If no Limitation Year is specified, the Limitation Year shall be the calendar year. All qualified plans maintained by the Employer must use the same limitation year.)

  13. MINIMUM ALLOCATION. Complete (a) or (b) of this paragraph (as appropriate) only if you maintain another qualified plan or plans (including Paired Plan 01-002) and any non-Key Employee is or could possibly become a Participant in this Plan and any of the other plans at the same time. Otherwise go on to paragraph 14. See Section 2(o) of the Basic Plan Document for a definition of who are Key Employees.
  (a) ALL OTHER PLANS ARE ALSO DEFINED CONTRIBUTION PLANS. (NOTE TO EMPLOYERS: Paired Plan 01-002, the Money Purchase Plan, is a defined contribution plan). This Profit-Sharing Plan is a "deemed top-heavy' plan" designed to operate as though it were always "top-heavy" under IRC Section 416, whether or not it actually would be "top-heavy" under the provisions of that Section. Section 4.2 of the Basic Plan Document and IRC Section 416(c)(2) require certain non-Key Employees to receive a minimum allocation of contributions (generally 3% of Compensation) for each year they are Participants in the Plan and would not otherwise be entitled to receive a greater allocation of contributions under the Plan. lf you maintain more than one qualified defined contribution plan covering the same non-Key Employee, only one of the plans must provide the required minimum allocation. In such a case (check one):

   [ ] the required minimum allocation specified in Section 4.2 of the Basic Plan Document will be provided by this Plan.

   [ ]     the  required minimum allocation specified in  Section
     4.2 of the Basic Plan Document will be provided by Paired Plan 01-002, the Nicholas Money Purchase Plan (this option is available only if the Employer has adopted that plan and the non-Key Employee is a Participant in that plan).

   [ ]     the  method  under which the plans  will  provide  the
     required minimum allocation in a manner that will preclude Employer discretion and avoid inappropriate omissions is as follows (see IRC Section 416(c)(2) and Treasury Regulations
     Section 1.416-1, Part M, and consult your legal or tax counsel before completing the blanks below):

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________


     (b) EMPLOYER ALSO MAINTAINS ONE OR MORE DEFINED BENEFIT PLANS. If you maintain a defined benefit plan in addition to this Plan (which is a defined contribution plan), specify the method by which the plans will satisfy the minimum allocation and/or benefit requirements of IRC Section 416(c), as modified by IRC
Section 416(h), including any required adjustments in computing the denominators of the Defined Benefit and Defined Contribution Fractions, in a manner that will preclude Employer discretion and avoid inappropriate omissions (see IRC Sections 416(c) and 416(h) and Treasury Regulations Section 1 .416-1, Part M, and consult your legal or tax counsel before completing the blanks below):

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________


     (c)    The Employer may change the method specified in (a)  or
(b) above only by executing a new Participation Agreement setting forth the new method that is to apply.

   14. CAUTION TO ADOPTING EMPLOYERS: Failure to properly fill out this Participation Agreement may result in disqualification of the Plan.

   15. SPONSORING ORGANIZATION. The sponsoring organization for the Nicholas Master Retirement Plan for Self-Employed Individuals is the Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, telephone number (414) 272-6133. The sponsoring organization will inform you of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

AN EMPLOYER WHO HAS EVER MAINTAINED OR WHO LATER ADOPTS ANY PLAN (INCLUDING A WELFARE BENEFIT FUND, AS DEFINED IN IRC SECTION 419(e), WHICH PROVIDES POST RETIREMENT MEDICAL BENEFITS ALLOCATED TO SEPARATE ACCOUNTS FOR KEY EMPLOYEES, AS DEFINED IN IRC SECTION 419(d)(3) OR AN INDIVIDUAL MEDICAL ACCOUNTS DEFINED IN IRC
SECTION 415(1)(2)) IN ADDITION TO THIS PLAN (OTHER THAN PAIRED PLAN NO.01-002) MAY NOT RELY ON THE OPINION LETTER ISSUED BY THE NATIONAL OFFICE OF THE INTERNAL REVENUE SERVICE AS EVIDENCE THAT THIS PLAN IS QUALIFIED UNDER IRC SECTION 401. IF THE EMPLOYER WHO ADOPTS OR MAINTAINS MULTIPLE PLANS WISHES TO OBTAIN RELIANCE THAT HIS OR HER PLAN(S) ARE QUALIFIED, APPLICATION FOR A DETERMINATION LETTER SHOULD BE MADE TO THE APPROPRIATE KEY DISTRICT DIRECTOR OF INTERNAL REVENUE SERVICE. THIS ADOPTION AGREEMENT MAY BE USED ONLY IN CONNECTION WITH BASIC PLAN DOCUMENT NUMBER 01.


   The Participation Agreement has been signed by the Employer this _______ day of 19__.


                            _____________________________________
                                   (Print Name of Employer -
                                    Specify if a Partnership)

                        By: _____________________________________
                              (Signature of Employer. If Employer
                               is a Partnership, must be   signed
                               by authorized general partner.)

Appointment as Plan Administrator accepted:

___________________________________________
(Signature of Plan Administrator)

___________________________________________
Address (If different from Employer's)

Date: ____________________

Appointment as Custodian accepted:

By:________________________________________

Date: ____________________




                                                        Form 2
NICHOLAS MASTER RETIREMENT PLAN


                                             [ ] New
                                             [ ] Amended

                     PARTICIPATION AGREEMENT
                      (Money Purchase Plan)
                      (Paired Plan 01-002)

The ____________________________________________   Retirement Plan
The Sole Proprietor or Partnership named below (hereinafter called "Employer") hereby agrees to participate in the Nicholas Master Retirement Plan for Self-Employed Individuals (consisting of this Participation Agreement and Basic Plan Document Number
01) and the Nicholas Custodial Agreement effective for the calendar year ending December 31, 19__. (NOTE TO EMPLOYERS: If you are adopting this Plan as an amendment to an existing Money Purchase Plan in order to comply with the Tax Reform Act of 1985, insert "89" in this blank, or if later; the first year for which the existing plan was effective. The terms of this replacement Plan will be effective retroactively for all Plan Years beginning after 1988, except as otherwise specified in this Participation Agreement or in the Basic Plan Document.) The Employer also hereby agrees to be bound by said Plan and Custodial Agreement, as from time to time amended, and all terms and provision thereof. All words or terms defined in the Basic Plan Document shall have the same definition in this Participation Agreement. Participation by the Employer in said Plan and Custodial Agreement shall be upon the following additional terms and conditions:

   1.__________________________________________________________
                        Name of Employer

     __________________________________________________________
                        Street Address

     __________________________________________________________
     City                            State             Zip Code

     ___________________________________________________________
                 Nature of Business or Profession


      _________________________________________________________
           Employer's  Federal  Tax Identification Number

          Employer's Federal Tax Identification Number (Enter your 9-digit employer identification number (EIN) assigned by IRS. If you do not have one, enter "applied for" and apply for one on Form SS-4, available from your local IRS office. This number will be needed for your Form 5500 C/R annual reports and other IRS filings. Notify us of your EIN as soon as one is assigned to you.)

Employer's Taxable Year for Federal Income Tax Purposes:
[ ] Calendar Year
[ ] Fiscal Year Ending

Serial  Number  of  the  Plan ______________________________ (you
should assign a three-digit number; beginning with "001" and continuing in numerical sequence, to each tax-qualified retirement plan you adopt This numbering will differentiate your plans on reports or returns you file with IRS and other agencies. For instance, if this Plan is the only plan you maintain, enter "001", or if this Plan is the second plan you have adopted, enter "002".)

     2. Employer appoints First Wisconsin Trust Company as Custodian. Custodian shall invest all contributions received under the Plan in Investment Company Shares designated by the Plan Administrator and in accordance with the Custodial Agreement.

     3.   ELIGIBILITY.
(a) Each Employee will be eligible to participate in this Plan in accordance with Section 3 of the Basic Plan Document, except the following:
     (i)   Employees who have not attained the age of  __________
     (cannot exceed 21).

     (ii) Employees who have not completed ___________ Years of Credited Service (as defined in the Basic Plan Document). This requirement shall not be greater than two (2) years and shall be deemed to be two (2) years unless otherwise indicated. Employers may not use fractional Years of Credited Service.

     (iii) Employees who terminate employment (other than by reason of death or retirement) during the Plan Year with not more than 500 Hours of Service and who are not Employees as of the last day of the Plan Year. (NOTE TO EMPLOYERS: Under a special transition rule reflected in Section 5.2 of the Basic Plan Document, Participants whose employment terminates during 1989 and who are not Employees as of December 31, 1989 other than because of death or retirement do not share in employer contributions to the Plan for 1989, even lf they had more than 500 Hours of Service for 1989. All such Participants must nevertheless be treated as benefiting under the Plan in 1989 for purposes of the minimum participation and coverage rules under IRC Sections 401(a) (26) and 410(b). See Proposed Treasury Regulations Sections 1.401 (a)(26)-8(b)(6) and 1.410(b)-10(b)(2).)

For purposes of this Section, the term "Employee" shall include all employees of this Employer or any employee aggregated with this Employer under IRC Sections 414(b), (c), (m) or (o) and leased employees required to be considered employees of any such Employer under IRC Section 414(n) or (o).

     (b) The number of Hours of Service, as that term is defined in the Basic Plan Document, which shall constitute a Year of Service shall be _________ hours. This amount shall be no greater than 1,000 hours and shall be deemed to read 1 ,000 hours unless a smaller number is filled in. (Note to Employers: The number you fill in is the number of Hours of Service an Employee must complete within the 12 month period after he or she is hired or after an anniversary of that date in order to receive a Year of Credited Service towards eligibility to participate in the Plan under paragraph 3(a)(ii) above. A former Participant will become a Participant immediately upon returning to the employ of the Employer.)

     4. COMPENSATION. (NOTE TO EMPLOYERS: The Nicholas Master Retirement Plan for Self-Employed Individuals formerly defined "Compensation" to mean a Participant's total W-2 earnings for the Plan Year. If you are adopting this Plan as an amendment to an existing Money Purchase Plan in order to comply with the Tax Reform Act of 1986, and the definition of Compensation elected below replaces another definition of Compensation under the existing plan, the definition elected below will be effective as of January 1 of the year after the year in which this Participant Agreement is executed. Employers also note: For any Self-Employed Individual covered under the Plan, Compensation means Earned Income, regardless of the definition selected below.)

Compensation will mean all of each Participant's (check one):

[ ] W-2 earnings
[ ] compensation (as that term is defined in Section 415(c)(3) of the Code - see Question 5 of your General Information form)

which is actually paid to the Participant during (check one):
[ ] the Plan Year
[ ] the taxable year ending with or within the Plan Year
[ ] the Limitation Year ending with or within the Plan Year.

Compensation (check one):
[ ] shall include
[ ] shall not include
Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Section 125, 402(a)(8), 402(h) or 403(b) of the
Code.

   5.   CONTRIBUTIONS
   (a) Subject to the limitations contained in Section 6 (and the minimum contribution requirements of Section 4.2) of the Basic Plan Document, the Employer shall contribute for each Plan Year on behalf of each Participant an amount equal to __________ (not to exceed 25) percent of such individual's Compensation (limited to Earned Income for an Owner or Self-Employed Individual). In the event the Net Income of the Employer is less than the total contributions required to be made during such Plan Year on behalf of all Plan Participants, the Employer will make contributions regardless of the amount of Net Income.
   (b)    The Annual Addition for each Participant, as defined in
Section 6.5(a) of the Basic Plan Document, shall not exceed for any Limitation Year the lesser of the Defined Contribution Dollar Limitation ($30,000 or one4ourth of the defined benefit dollar limitation in effect for the Limitation Year under Section 415(b)
(1) of the Code, whichever is greater) or 25% of the Participant's Compensation (limited to Earned Income for an Owner or Self-Employed Individual) for such Limitation Year.

   6. PLAN ADMINISTRATOR. The Plan Administrator is_____________. The Plan Administrator must not be the Custodian or the
sponsoring    organization   identified     in          paragraph
15, and shall be deemed to be the Employer unless otherwise indicated. The Employer shall notify the Custodian of any change in the Plan Administrator by delivering a signed and completed copy of an Amended Participation Agreement to the Custodian prior to the end of the Plan Year for which such change is effective. (Note to Employers: The Plan Administrator is the party who has the legal responsibility for administering and interpreting the Plan, as detailed more fully in Section 8 of the Basic Plan
Document. The Plan Administrator must, among other things, keep all necessary books and records relating to the Plan, file annual reports and other forms required by government agencies, and provide to or obtain from Participants or beneficiaries appropriate summaries, notices and elections regarding the Plan and benefits to be distributed under the Plan. The Custodian and Nicholas Company, Inc. do not provide plan administration services. Such services are available for a fee through other professional consultants and advisers.)

   7. CUSTODIAN'S FEES. The Custodian shall receive fees for its services in respect to each Participant's account in accordance with the attached fee schedule, which may be changed by the Custodian with advance notice from time to time. If not separately included, any acceptance fee listed in the attached schedule will be deducted from the initial contribution received from the Employer. Any acceptance or other Custodian fees excluding annual maintenance or activity fees not separately included will be deducted equally from each Owner's contribution or account. Annual maintenance fees for each Participant's account and any fees directly related to activity in that Participant's account shall be deducted from his account. Annual maintenance fees will be deducted on the last business day in September of each year and activity fees will be deducted at the time incurred. Sufficient Investment Company Shares will be redeemed to cover this fee.
   Extraordinary services resulting from unusual administrative responsibilities not contemplated by this schedule will be subject to such additional charges as will reasonably compensate the Custodian for the services performed.

   8. EMPLOYER'S DUTIES. The Employer hereby agrees that it will distribute copies of the current prospectus of the appropriate Investment Company or Companies, the Basic Plan Document, the Custodial Agreement, and this completed Participation Agreement, to each and every Participant on whose behalf a contribution is made. The Employer or Plan Administrator also agrees to distribute to Participants, and file with the appropriate government agency, such forms (including annual reports, summary plan descriptions and any other forms) as may be required by the Internal Revenue Service, Department of Labor or any other government agency.

   9. AUTOMATIC TERMINATION OF PLAN. If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this Master Plan and will be considered an individually designed plan.

   10. LIMITATIONS ON ALLOCATIONS. If you maintain or ever maintained another qualified plan (other than paired plan 01-001) in which any Participant in this Plan is (Or was) a participant or could possibly become a participant, you must complete this paragraph. You must also complete this paragraph if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(1)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan. (Note to Employers:
You do not need to complete this paragraph unless either: (a) you are currently maintaining another qualified defined contribution plan which is not a master or prototype plan; or (b) you are currently maintaining or have ever previously maintained a qualified defined benefit plan.)
   (a) If you maintain a qualified defined contribution plan, other than a master or prototype plan, the provisions of Section
6.2 of the Basic Plan Document will apply as if the other plan were a master or prototype plan, unless you provide another method below under which the plans will properly limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion (see your legal or tax counsel for guidance):

_________________________________________________________________

_________________________________________________________________

   (b) If the Participant is or ever has been a participant in a defined benefit plan maintained by you, provide language that will satisfy the 1.0 limitation of Section 415(e) of the Code. Such language must preclude employer discretion. See Section 1.415-1 of the Treasury Regulations and consult your legal or tax counsel for guidance:

_________________________________________________________________

_________________________________________________________________

   11. NORMAL RETIREMENT AGE. For each Participant Normal Retirement Age is age ___ (not to exceed 65). (NOTE TO EMPLOYERS:
If no age is specified, Normal Retirement Age shall be age 65. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory retirement age or the age specified in this paragraph).

   12. LIMITATION YEAR. The Limitation Year for purposes of the Plan shall be the 12-consecutive month period ending on _____ (Note to Employers: The Limitation Year is the period used for purposes of appyling the annual limits on Plan contributions and allocations under paragraphs 5(c) and 10 above and Section 6 of the Basic Plan Document. If no Limitation Year is specified, the Limitation Year shall be the calendar year. All qualified plans maintained by the Employer must use the same limitation year.)
   13. MINIMIUM ALLOCATION. Complete (a) or (b) of this paragraph (as appropriate) only lf you maintain another qualified plan or plans (including Paired Plan 01-001) and any non-Key Employee is or could possibly become a Participant in this Plan and any of the other plans at the same time. Otherwise, go on to paragraph 14. See Section 2(0) of the Basic Plan Document for a definition of who are Key Employees.
   (a) ALL OTHER PLANS ARE ALSO DEFINED CONTRIBUTION PLANS. (Note to Employers: Paired Plan 01-001, the Profit-Sharing Plan, is a defined contribution plan). This Money Purchase Plan is a "deemed top-heavy plan" designed to operate as though it were always "top-heavy" under IRC Section 416, whether or not it actually would be "top-heavy" under the provisions of that Section. Section 4.2 of the Basic Plan Document and IRC Section 416(c)(2) require certain non-Key Employees to receive a minimum allocation of contributions (generally 3% of Compensation) for each year they are Participants in the Plan and would not otherwise be entitled to receive a greater allocation of contributions under the Plan. If you maintain more than one qualified defined contribution plan covering the same non-Key Employee, only one of the plans must provide the required minimum allocation. In such a case (check one):

[ ] the required minimum allocation specified in Section 4.2 of the Basic Plan Document will be provided by this Plan.

[ ] the required minimum allocation specified in Section 4.2 of the Basic Plan Document will be provided by Paired Plan 01-001, the Nicholas Profit-Sharing Plan (this option is available only if the Employer has adopted that plan and the non-Key Employee is a Participant in that plan).

[ ] the method under which the plans will provide the required minimum allocation in a manner that will preclude Employer discretion and avoid inappropriate omissions is as follows (see IRC Section 41 6(c)(2) and Treasury Regulations Section 1.416-1, Part M, and consult your legal or tax counsel before completing the blanks below):
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________


     (b) EMPLOYER ALSO MAINTAINS ONE OR MORE DEFINED BENEFIT PLANS. If you maintain a defined benefit plan in addition to this Plan (which is a defined contribution plan), specify the method by which the plans will satisfy the minimum allocation and/or benefit requirements of IRC Section 416(c), as modified by IRC
Section 416(h), including any required adjustments in computing the denominators of the Defined Benefit and Defined Contribution Fractions, in a manner that will preclude Employer discretion and avoid inappropriate omissions (see IRC Sections 416(c) and 416(h) and Treasury Regulations Section 1 .416-1, Part M, and consult your legal or tax counsel before completing the blanks below):

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________


   (c)    The Employer may change the method specified in (a)  or
(b) above only by executing a new Participation Agreement setting forth the new method that is to apply.

   14. CAUTION TO ADOPTING EMPLOYERS: Failure to properly fill out this Participation Agreement may result in disqualification of the Plan.

   15. SPONSORING ORGANIZATION. The sponsoring organization for the Nicholas Master Retirement Plan for Self-Employed Individuals is the Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, telephone number (414) 272-6133. The sponsoring organization will inform you of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

AN EMPLOYER WHO HAS EVER MAINTAINED OR WHO LATER ADOPTS ANY PLAN (INCLUDING A WELFARE BENEFIT FUND, AS DEFINED IN IRC SECTION 419(e), WHICH PROVIDES POST RETIREMENT MEDICAL BENEFITS ALLOCATED TO SEPARATE ACCOUNTS FOR KEY EMPLOYEES, AS DEFINED IN IRC SECTION 419(d)(3) OR AN INDIVIDUAL MEDICAL ACCOUNT AS DEFINED IN IRC
SECTION 415(1)(2)) IN ADDITION TO THIS PLAN (OTHER THAN PAIRED PLAN NO.01-001) MAY NOT RELY ON THE OPINION LETTER ISSUED BY THE NATIONAL OFFICE OF THE INTERNAL REVENUE SERVICE AS EVIDENCE THAT THIS PLAN IS QUALIFIED UNDER IRC SECTION 401. IF THE EMPLOYER WHO ADOPTS OR MAINTAINS MULTIPLE PLANS WISHES TO OBTAIN RELIANCE THAT HIS OR HER PLAN(S) ARE QUALIFIED, APPLICATION FOR A DETERMINATION LETTER SHOULD BE MADE TO THE APPROPRIATE KEY DISTRICT DIRECTOR OF INTERNAL REVENUE SERVICE. THIS ADOPTION AGREEMENT MAY BE USED ONLY IN CONNECTION WITH BASIC PLAN DOCUMENT NUMBER 01.


   The Participation Agreement has been signed by the Employer this _______ day of 19__.


                            _____________________________________
                                   (Print Name of Employer -
                                    Specify if a Partnership)

                        By: _____________________________________
                              (Signature of Employer. If Employer
                               is a Partnership, must be   signed
                               by authorized general partner.)

Appointment as Plan Administrator accepted:

___________________________________________
(Signature of Plan Administrator)

___________________________________________
Address (If different from Employer's)

Date: ____________________

Appointment as Custodian accepted:

By:________________________________________

Date: ____________________

NICHOLAS MASTER RETIREMENT PLAN                         Form 3

                 CONTRIBUTION SUMMARY FORM

The following contribution enclosed herewith is to be credited to the respective accounts of the following Participants in the amounts set forth opposite their names, and each Participant has chosen to have such amount(s) invested in the fund(s) indicated.

                                         Social                          Nicholas    Nicholas        Nicholas    Nicholas
                                        Security   Nicholas    Nicholas   Limited   Equity Income    Income       Money
                 Name of Participant     Number     Fund         II      Edition*     Fund            Fund        Market

Employer Profit  ___________________    ________   $_______    $_______  $_______   $________       $________    $_______
Sharing
Contributions    ___________________    ________   $_______    $_______  $_______   $________       $________    $_______

===================================

Employer Money   ___________________    ________   $_______    $_______  $_______   $________       $________    $_______
Purchase
Contributions    ___________________    ________   $_______    $_______  $_______   $________       $________    $_______

===================================

Qualified        ___________________    ________   $_______    $_______  $_______   $________       $________    $_______
Non-ADEC**
Rollover         ___________________    ________   $_______    $_______  $_______   $________       $________    $_______
Contributions
(Designate "PS"  ___________________    ________   $_______    $_______  $_______   $________       $________    $_______
by name ifto
Profit Sharing
Plan, "MP" if
to Money
Purchase Plan)
===================================
Qualified        ___________________    ________   $_______    $_______  $_______   $________       $________    $_______
ADEC**
Rollover         ___________________    ________   $_______    $_______  $_______   $________       $________    $_______
Contributions
(Designate "PS"  ___________________    ________   $_______    $_______  $_______   $________       $________    $_______
by name ifto
Profit Sharing   Subtotals......................   $_______    $_______  $_______   $________       $________    $_______
Plan, "MP" if
to Money         Total custodian Charges.....................................................................    $_______
Purchase Plan)
                 Total Contribution (Employer, Rollover and Custodian Charges)
                 NOTE: MINIMUM - $500 for Nicholas Fund and Niholas Income Fund, $1,000 for Nicholas II, Inc.,$2000 for Nicholas
                 Equity Income Fund, Nicholas Limited Edition and Nicholas Money Market Fund. If you do not have the  applicable
                 Fund propsectus, please contact the Nicholas Family of Funds. The prospectus contains more complete information
                 regarding charges and expenses. Read it carefully before you invest.                            $_______

The Custodian will not bill any employer for its fees; therefore, any Custodian charges not seperately included with this participation agreement will be deducted in equal amounts from the contributions made on behalf of each Owner. Owners must be identified as such on this form. If additional space is required to report contributions, please attach a seperate sheet hereto.

A completely-executed and approved "Application for Participation" form for each Participant (including Owners/Pertners) must be attached to this summary contribution Form or the Custodian cannot accept this form. This form and all application forms must be signed and dated by the Plan Administrator.

                                            _________________________________
                                               (Print name of Employer)
                Date _____________________
                                            by:______________________________
                                               Plan Administrator Signature
                                               Approved: FIRSTAR TRUST CO.
               Date ______________________
                                           by:_______________________________

*See Share Limitation in the current edition of this Fund's prospectus. Investments received after the Fund is closed will be returned.  If you are up against a tax deadline, please call our offices to check on the status of Nicholas Limted Edtion

**ADEC refers to amounts attributable to accumulated deductable employee contributions within the meaning of
  IRC Section 72(0)(5)(B), See Section 2.cc and 4.6 of Plan Document.

                                                         Form 4
NICHOLAS MASTER RETIREMENT PLAN

                Application  For  Participation
                (This form to be  filed  with
                 Custodian after  approval by
                 Plan Administrator.)


(Please Print)

Name of Employer ____________________________________________________

Name of Participant _________________________________________________

Current Address _____________________________________________________

Social Security Number ______________________________________________

Date of Birth _______________________________________________________

Date of Employment __________________________________________________

Date of Participation January 1, 19__.


Owner (as defined in Plan) (check one): ____Yes ____No


I have completed the eligibility requirements for participation in the above-named self-employed retirement plan and hereby apply to become a participant in that plan. I agree to furnish the Plan Administrator (the employer or its delegate) all information necessary to implement my initial and continuing participation in the plan. I agree to be bound by all terms of the plan and to keep the Plan Administrator advised of my current address at all times when there is an account balance being held in my name. If I am not an Owner or Partner, I agree to notify the Plan Administrator and Custodian if I should at any later date become an Owner or Partner.

I acknowledge that I have received a copy of the summary plan description for the above-named self-employed retirement plan and that the Plan Administrator has explained to my satisfaction my rights and duties under the plan.

_____________  ______________________________________________________
     (Date)    (Signature of Participant)

_____________  ______________________________________________________
     (Date)    Approval by Plan Administrator



                                                                 5/90

NICHOLAS MASTER RETIREMENT PLAN                       Form 5
BENEFIT PAYMENT AUTHORIZATION





Name of Employer:_______________________________________________

1. Participant's Name __________________________________________

2. Current Mailing Address______________________________________
                                    Street Address

                          ______________________________________
                          City                State     Zip Code

3.    Social Security No.________________    4.   Date of Birth______________


5. Date of Employment ___________________    6. Date of Termination__________

7. Date of Initial Participation in Plan ____________________

8. Reason for Payment (check appropriate line)

[ ] Employment Terminated  [ ] Death
[ ] Retirement             [ ] Other (Explain) ___________________________

(If "Death," include a certified copy of the death certificate, beneficiary's full name, address, social security number and copies of Beneficiary Designation and/or required Benefit Waiver and Spousal Consent, if any)

9. Method of distribution of benefits (check appropriate line):

(A Participant's benefits under the Money Purchase Plan can be paid in a f6rm other than Survivor Annuity only if a valid
Benefit  Waiver  and  Spousal Consent  is  filed  with  the  Plan
Administrator.)

[ ] Single lump-sum cash payment (See Item 10 Below)
[ ] Equal annual installment over a period of ____ years (See Item 10 Below)
[ ] Qualified Joint and Survivor Annuity
[ ] Pre-retirement Survivor Annuity
[ ] Other (Explain)

 10. Direct Rollover: Is all or part of the distribution to be paid directly to an eligible retirement plan in a Direct
Rollover? (CAUTION: a Direct Rollover normally is available only for a lump sum distribution or distribution in installments over less than 10 years. Certain distributions, such as distributions of after-tax contributions or minimum required distributions under Code Section 401(a) (9), do not qualify for a Direct Rollover. See your legal or other professional advisor to make sure the distribution is an "eligible rollover distribution" and that all applicable requirements for such distributions, including the requirement of a written explanation to the distributee, have been met.)

____ Yes        ____ No

If Yes, complete (a) and (b):

(a) Provide the following information about the plan receiving the Rollover:

     Name of Plan: ______________________________________________

     Name and Address of Trustee or Custodian

     ____________________________________________________________

     ____________________________________________________________

     ____________________________________________________________

(over please)

     Type of Plan (check one - if none applies, a Direct Rollover cannot be made):

     [ ] Qualified  IRA, described in Section 408(a)  of  the
         Internal Revenue Code.

     [ ] Qualified Individual Retirement Annuity (other than endowment contract), described in Code Section 408~), issued by an insurance company

    *[ ] Qualified Annuity Plan of employer for employees, described in Code Section 408(a).

    *[ ] Qualified employer pension, profit sharing or stock bonus plan and trust described in Code Sections 401(a) and 501(a), that is a defined contribution plan and accepts rollover contributions.

   _____________________

     *Surviving spouse cannot elect a Direct Rollover to these types of plans.

   (b) Amount of Direct Rollover (if less than entire distribution): $_______________________________

11.   Does Participant participate in another pension or profit
      sharing plan maintained by the Employer?     ___Yes     ____No

12. Participant invested in these investment funds (give names and account numbers):

   (a)

   (b)

   (c)

   (d)

13. BY SIGNING BELOW, THE PLAN ADMINISTRATOR CERTIFIES that any and all explanations, notices and election forms required by the plan and by applicable Internal Revenue Code provisions and Treasury Regulations to be given to the Participant in connection with the benefit distribution requested have been or will be provided within the required time periods.


Payment approved by ______________________________________  (Date) _________
                      (Plan Administrator's Signature)



BY  SIGNING  BELOW, THE DISTRIBUTEE CERTIFIES that  if  a  Direct
Rollover is selected at Item 10, the name, type of plan, and other information shown about the plan to receive the Rollover is correct.

Payment requested by _____________________________________  (Date) _________
                        (Distributee's Signature)

                        [LOGO]                             12/94

                                   Department of the Treasury
Internal Revenue Service           Washington DC 20224

Plan Description: Master Standardized Profit Sharing Plan & Trust
FFN:    50271590001-00l  Case 9000951  EIN: 39-1091673
BPD:  0l  Plan: 001  Letter Serial No: D245323a






                                         Person to Contact:   Mr. Westry
Nicholas  Co  Inc                        Telephone  Number (2O2) 535-4972
700  North  Water  Street                Refer  Reply  to E:EP:Q:4
Suite 1010
Milwaukee        WI       53202                    Date: 04/04/90





   Dear Applicant:

   In our opinion. the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

   We have determined that the related trust or custodial account
   under  this Master plan is exempt from income tax under   Code
   section 501(a).

   You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal
   Revenue Service in whose jurisdiction there are adopting employers.

   Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). an employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed) and the eligibility requirements and contribution or benefit provisions are not More favorable for officers, owners, or highly compensated employees than for other employees. Except as stated below) the Key District Director will not issue a determination letter with regard to this plan.

   Our  opinion  does  not  apply to the form  of  the  plan  for
   purposes of Code section 401(a)(16) if: (1) an employer   ever
   maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the Meaning of section 7 of Rev. Proc. 89-9, 1989-6 I.R.B. 14; or (2) after December 3I, 1985, the employer
   Maintains   a   welfare  benefit fund defined in Code  section
   419(e),   which   provides  postretirement  medical   benefits
   allocated to separate accounts for key employees as defined in Code section 419A(d)(3). In such situations, the employer
   should  request  a  determination as to  whether   the   plan,
   considered   with  all  related  qualified   plans   and,   if
   appropriate1    welfare   benefit   funds,    satisfies    the
   requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415.

   If you, the pan sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the plan sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the plan sponsor. The plan's adoption agreement Must include the sponsor's address and telephone number for inquiries by adopting employers.

   If you write to the IRS regarding this plan, please provide your telephone number and the Most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder number shown in the heading of this letter.

   You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.




                              Sincerely yours,



                              Chief, Employee Plan Qualifications Branch

Internal Revenue Service
Plan Description: Master Standardized Money Purchase Pension Plan
& Trust
FFN:    50271590001-001  Case: 9000954  EIN: 39-1091673
BPD:    0l  Plan: 002  Letter Serial No: D245324a






                                         Person to Contact:   Mr. Westry
Nicholas  Co  Inc                        Telephone  Number (2O2) 535-4972
700  North  Water  Street                Refer  Reply  to E:EP:Q:4
Suite 1010
Milwaukee        WI       53202                    Date: 04/04/90




   Dear Applicant:

   In our opinion the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

   We have determined that the related trust or custodial account
   under  this master plan is exempt from income tax under   Code
   section 501(a).

   You Must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal
   Revenue Service in whose jurisdiction there are adopting employers.

   Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). an employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for officers, owners, or highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

   Our  opinion  does  not  apply to the form  of  the  plan  for
   purposes of Code section 401(a)(16) if: (I) an employer   ever
   maintained another qualified plan for one or More employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-
   6  I.R.B.  14;  or (2) after December 31, 1985  the   employer
   maintains   a   welfare  benefit fund defined in Code  section
   419(e),   which   provides  postretirement  medical   benefits
   allocated to separate accounts for key employees as defined in Code section 419A(d)(3). In such situations, the employer
   should  request  a  determination as to  whether   the   plan,
   considered   with  all  related  qualified   plans   and,   if
   appropriate,    welfare   benefit   funds,    satisfies    the
   requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415.

   If you, the plan sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the plan sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the plan sponsor. The plan's adoption agreement must include the sponsor's address and telephone number for inquiries by adopting employers.

   If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time to us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

   You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                              Sincerely yours,




                              Chief, Employee Plans Qualifications Branch